UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK LUIS PACHECO, Derivatively on Behalf of OPHTHOTECH CORPORATION, Plaintiff, v. DAVID R. GUYER, GLENN P. SBLENDORIO, DAVID E. REDLICK, THOMAS DYRBERG, AXEL BOLTE, MICHAEL J. ROSS, SAMIR C. PATEL, and NICHOLAS GALAKATOS, Defendants, -and- OPHTHOTECH CORPORATION, a Delaware corporation, Nominal Defendant. Case No. 1:18-cv-07999-VSB STIPULATION OF SETTLEMENT This Stipulation of Settlement, dated January 27, 2022 (the “Stipulation”), is made and entered into by and among the following Settling Parties,1 by and through their respective counsel of record: (i) plaintiff Luis Pacheco (“Federal Plaintiff”), individually and derivatively on behalf of nominal defendant IVERIC bio, Inc. f/k/a/ Ophthotech Corporation (“Ophthotech” or the “Company”); (ii) Brian Ferber and Angel Ham, plaintiffs in the derivative action entitled Ferber and Ham, Derivatively on Behalf of Ophthotech Corporation (Now Known As Iveric Bio, Inc.) v. Bolte, et al., Index No. 154462/2021 (N.Y. Sup.) (the “State Plaintiffs”); (iii) stockholder Richard Waksman (the “Litigation Demand Stockholder”) (the Federal Plaintiff, State Plaintiffs and 1 All capitalized terms not otherwise defined are defined in section VI.1.

2 Litigation Demand Stockholder are collectively referred to herein as “Plaintiffs”); (iv) individual defendants David R. Guyer (“Guyer”), Glenn P. Sblendorio (“Sblendorio”), David E. Redlick (“Redlick”), Thomas Dyrberg (“Dyrberg”), Axel Bolte (“Bolte”), Michael J. Ross (“Ross”), Samir C. Patel (“Patel”), and Nicholas Galakatos (“Galakatos”) (collectively, the “Individual Defendants”); and (v) nominal defendant Ophthotech (together with Individual Defendants, “Defendants”). This Stipulation is intended by the Settling Parties to fully, finally, and forever resolve, discharge, and settle the Released Claims, subject to the terms and conditions set forth herein. I. FACTUAL AND PROCEDURAL BACKGROUND A. The Federal Derivative Action 1. Federal Plaintiff Commences This Derivative Litigation On August 31, 2018, Federal Plaintiff filed a Verified Stockholder Derivative Complaint for Breach of Fiduciary Duty, Waste of Corporate Assets, and Unjust Enrichment (the “Complaint”), pleading derivative claims against the Individual Defendants on behalf of nominal defendant Ophthotech, captioned Pacheco v. Guyer, et al., C.A. No. 1:18-cv-07999-VSB (the “Federal Derivative Action”). Federal Plaintiff alleged that the Individual Defendants made and permitted the issuance of public statements that omitted material facts concerning (i) the average lesion size and average visual acuity of patients in the control group for the Phase 2b trial for the Company’s lead drug candidate, Fovista, which allegedly had the effect of overstating the drug’s efficacy; and (ii) changes made to the patient inclusion and exclusion criteria for the Fovista Phase 3 trials compared to the prior Phase 2b trial, which allegedly adversely impacted the potential for replicating the positive results of the Phase 2b trial. Federal Plaintiff further alleged that the Individual

3 Defendants’ misstatements artificially inflated the Company’s stock price, and that certain of the Individual Defendants sold their personally held shares of Ophthotech stock at those inflated prices. Federal Plaintiff did not make a demand on Ophthotech’s Board of Directors (the “Board”) prior to filing suit and, instead, alleged that demand was excused as futile because there was reason to doubt (i) the disinterestedness of a majority of the Board members, based on the substantial threat of liability they faced; and (ii) the independence of a majority of the Board members, based on various business and financial entanglements. 2. The Court Denies the Defendants’ Motion to Dismiss On December 14, 2018, Defendants filed a Motion to Dismiss the Verified Stockholder Derivative Complaint (the “Motion to Dismiss”) pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, arguing that Federal Plaintiff had failed to adequately allege that a pre-suit demand on the Board would have been futile. On February 22, 2019, Federal Plaintiff filed an opposition to the Motion to Dismiss, arguing that he had adequately alleged that demand on the Board would have been futile because, under Delaware law, the particularized facts alleged in the Complaint created reason to doubt the disinterestedness and/or independence of a majority of the Board members. On April 3, 2019, Defendants filed their reply brief in support of their Motion to Dismiss. On September 19, 2019, the Honorable Vernon S. Broderick denied the Motion to Dismiss. The Individual Defendants and Ophthotech filed their answers to the Complaint on February 18, 2020.

4 3. The Board Appoints a Special Litigation Committee In response to the denial of the Motion to Dismiss, on October 15, 2019, Ophthotech’s Board passed a resolution establishing a Special Litigation Committee (“SLC”). Pursuant to the resolution of the Board, the SLC was “fully empowered to take and direct any and all actions on behalf of the Company with respect to [the Federal Derivative Action] and any stockholder derivative litigation [thereafter] filed that raises substantially similar allegations … or otherwise with respect to the allegations therein, including but not limited to investigating and making determinations concerning or related to claims and allegations of [the Federal Derivative Action], determining whether the pursuit of the [Federal Derivative Action] is in the Company’s best interests, causing the Company to pursue claims, causing the Company to seek the dismissal of claims, and seeking any form of relief or action by the Court with respect to the [Federal Derivative Action].” 4. The Parties Agree to Terms on Discovery and a Temporary Stay Following extensive negotiations, the parties agreed on terms for discovery and a temporary stay in order to permit the SLC to conduct its investigation. Specifically, Defendants and the SLC, as appropriate and subject to the terms of the parties’ stipulation, agreed to produce to Federal Plaintiff: (i) any final written SLC investigation report or presentation, if any, and any documents identified or referenced therein; (ii) in connection with such final report, if any, other SLC-related documents, including, inter alia, documents concerning the formation and independence of the SLC, minutes of relevant meetings of the Board and the SLC, and correspondence between SLC members and other members of the Board (hereinafter, the “SLC-related documents”); (iii) copies of all documents and written responses to discovery requests produced to the plaintiff in Micholle v. Ophthotech Corporation, et al., C.A. No. 1:17-cv-

5 00210-VSB-GWG (the “Securities Action”) in the form and manner in which such documents were produced to the Securities Action plaintiff; (iv) all written agreements regarding the scope of discovery to be produced by defendants in the Securities Action; and (v) all deposition transcripts generated in the Securities Action. Federal Plaintiff expressly reserved all rights to seek to depose each member of the SLC regarding matters pertinent to the performance of their duties as members of the SLC, their independence, and the good faith, reasonableness, and independence of the SLC’s investigation, deliberations and decision-making. Federal Plaintiff also expressly reserved all rights to propound formal requests for production, interrogatories and/or requests for admission regarding the independence of the SLC and whether the SLC conducted its investigation in good faith. The parties to the Federal Derivative Action thereafter stipulated to and the Court ordered further stays (under the same or substantially similar terms) while the SLC continued its investigation. 5. Discovery and Information-Gathering Between June 2020 and April 2021, Ophthotech produced to Federal Plaintiff more than 100,000 documents, constituting more than 4.2 million pages of material, which included transcripts of the depositions of percipient witnesses taken in the related Securities Action. Federal Plaintiff’s Counsel attest that they used search terms and custodial information to identify and compile, and then reviewed and evaluated, critical non-public documents and deposition testimony produced by Ophthotech concerning the allegations underlying this litigation. On April 27, 2021, Federal Plaintiff’s Counsel participated in a meeting with Shearman & Sterling LLP, counsel for the SLC (“SLC Counsel”). Federal Plaintiff’s Counsel, informed by their document review, made a presentation to SLC Counsel that addressed, among other things:

6 (i) the factual allegations, the legal theories for recovery, and the damages alleged to have been suffered by the Company; (ii) corporate governance and other changes that had been made at the Company since the commencement of the Federal Derivative Action; and (iii) potential additional corporate governance measures that could help prevent a recurrence of the alleged wrongdoing. Federal Plaintiff’s Counsel and SLC Counsel also discussed the status of the SLC’s investigation and next steps, including the possibility of engaging in mediation to explore a potential resolution of the matter. B. The Litigation Demands 1. The Waksman Demand On June 22, 2018, Waksman made a demand for the inspection of documents of Ophthotech under 8 Del. C. §220, seeking documents concerning Fovista’s clinical trials and the sale of Ophthotech stock by certain insiders (the “220 Demand”). In response to the 220 Demand, Ophthotech and counsel for Waksman negotiated and entered into a confidentiality agreement. In late October 2018, Ophthotech provided approximately 2,200 pages of documents to Waksman and his counsel. On January 23, 2019, subsequent to reviewing the documents, Waksman made a litigation demand on the Board, requesting that it take action to remedy breaches of fiduciary duties by the Individual Defendants in connection with alleged false and misleading statements concerning Fovista and insider selling by defendants Patel, Guyer, Galakatos, and Sblendorio (the “Waksman Demand”). On March 7, 2019, counsel for Waksman was informed that the Board had formed a demand review committee (the “Demand Review Committee”). Subsequent to the making of the Waksman Demand, counsel for Waksman kept in regular contact with counsel for the Demand

7 Review Committee and the SLC concerning the Board’s investigations and (eventually) a potential settlement. 2. The Ferber/Ham Demand On October 12, 2018, Ferber and Ham made a litigation demand upon the Board concerning Fovista’s clinical trials and the sale of Ophthotech stock by certain insiders (the “Litigation Demand”). In response to the Litigation Demand, counsel for Ophthotech and counsel for Ferber and Ham exchanged correspondence. On November 30, 2018, counsel for the Company informed Ferber and Ham that the Board had formed the Demand Review Committee to examine the Litigation Demand. Later, that committee’s membership was expanded to include Ophthotech director Adrienne Graves, and the SLC was appointed (as discussed above). Counsel for Ferber and Ham also requested that the Company obtain tolling agreements of the statute of limitations from the individual defendants named in this Litigation Demand. The Company executed tolling agreements with the individuals. Thereafter, counsel for Ferber and Ham requested action by the SLC and a production of documents as to the investigation. On March 6, 2021, Ferber and Ham filed an alleged demand-refused action in Supreme Court, New York County, captioned Ferber, et al. v. Bolte, et al., Index No. 154462/2021 (the “State Derivative Action”). Thereafter, counsel for Ferber and Ham and counsel for the Defendants agreed to enter into a temporary stay of the State Derivative Action while the parties pursued global settlement talks. In addition, Ferber and Ham and counsel for the Defendants entered into a stipulation in which the SLC agreed to produce to counsel for Ferber and Ham the SLC-related documents in accordance with the process provided for in connection with the Federal Derivative Action.

8 II. SETTLEMENT EFFORTS A mediation was set for June 21, 2021, with the Honorable Layn R. Phillips (Fmr.) and Niki Mendoza of Phillips ADR (the “Mediator”), both of whom are nationally recognized mediators with extensive experience mediating complex stockholder disputes similar to the Derivative Actions. In advance of the mediation, Plaintiffs sent Defendants settlement demand letters, which demanded, inter alia, a suite of corporate governance measures designed to prevent a recurrence of the alleged wrongdoing at the heart of this litigation. On June 21, 2021, the Settling Parties and the SLC participated in an all-day mediation session with the Mediator. The Settling Parties and the SLC made substantial progress at the mediation but were unable to resolve the Derivative Actions that day. Over the course of the next month, the parties continued to engage in arm’s-length negotiations regarding the terms of a potential settlement, including, in particular, corporate governance measures at the Company that could form the basis for a settlement. These post- mediation negotiations were conducted via written and telephonic communications, with the continued oversight of the Mediator. The Settling Parties ultimately reached an agreement in principle on the material substantive terms of the Settlement, including the Corporate Governance Measures. Thereafter, with the substantial involvement of the Mediator, the Settling Parties commenced negotiations regarding the attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel. Despite their good faith efforts, the Settling Parties were unable to reach an agreement on an appropriate amount of attorneys’ fees on their own. Accordingly, on September 1, 2021, the Mediator issued a mediator’s recommendation for attorneys’ fees and expenses in the amount of

9 $2,450,000, to be paid to Plaintiffs’ Counsel by the Individual Defendants’ insurer(s) (the “Fee and Expense Amount,” as defined below). The Settling Parties agreed to the mediator’s recommendation regarding the Fee and Expense Amount on September 3, 2021. The Stipulation, together with the exhibits thereto, reflects the final and binding agreement between the Settling Parties. III. PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT Plaintiffs believe that the Derivative Actions have substantial merit, and Plaintiffs’ entry into this Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Derivative Actions. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Derivative Actions against the Individual Defendants through trial and possible appeals. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Derivative Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs’ Counsel are also mindful of the inherent problems of prevailing in the face of a potential motion to terminate by the SLC that was appointed by the Board here, the possible defenses to the claims brought in the Derivative Actions, and the difficulty of prevailing at trial in shareholder derivative litigation, generally. Plaintiffs’ Counsel have conducted extensive investigation and analysis, including, inter alia: (i) reviewing the voluminous non-public documents produced in the course of this litigation, including the discovery generated in the related Securities Action and produced to Federal Plaintiff; (ii) reviewing Ophthotech’s press releases, public statements, U.S. Securities and Exchange Commission (“SEC”) filings, and securities analysts’ reports and advisories about the

10 Company; (iii) reviewing related media reports about the Company; (iv) researching applicable law with respect to the claims alleged in the Derivative Actions and potential defenses thereto; (v) preparing and filing derivative complaints; (vi) preparing and sending inspection and litigation demands; (vii) conducting damages analyses; (viii) evaluating the merits of, and the defendants’ potential liability in connection with, the Securities Action; (ix) participating in a formal meeting and making a presentation to SLC Counsel regarding the factual allegations, the legal theories for recovery, the damages alleged to have been suffered by the Company, corporate governance and other changes that had been made at the Company, and potential additional corporate governance measures that could help prevent a recurrence of the alleged wrongdoing; (x) reviewing the Company’s existing corporate governance policies and preparing comprehensive yet targeted settlement demands detailing proposed corporate governance measures to strengthen the Company’s governance; (xi) participating in extensive settlement discussions, including an all-day mediation and continued follow-up communications with SLC Counsel and Defendants’ Counsel and the Mediator; and (xii) negotiating this Stipulation and the exhibits hereto. Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Ophthotech. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of Ophthotech and have agreed to settle the Derivative Actions upon the terms and subject to the conditions set forth herein. IV. DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiffs in the Derivative Actions, and the Individual Defendants have expressly

11 denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Derivative Actions. Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Derivative Actions. Defendants have, therefore, determined that it is in the best interests of Ophthotech for the Derivative Actions to be settled in the manner and upon the terms and conditions set forth in this Stipulation. Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referenced by or attached to this Stipulation, nor any action taken to carry out this Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or as an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever. V. INDEPENDENT DIRECTOR APPROVAL The members of the SLC, acting on behalf of the Company, have unanimously approved a resolution reflecting their determination, in an exercise of their business judgment, that: (a) Plaintiffs’ litigation and settlement efforts in the Derivative Actions were a material and contributing factor in the Board’s agreement to adopt, implement, and maintain the Corporate Governance Measures for the agreed term; (b) the Corporate Governance Measures reflected in Exhibit A attached hereto confer substantial benefits on the Company and its stockholders; and (c) the Settlement is fair, reasonable and in the best interests of the Company and its stockholders. VI. TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the undersigned counsel for the Settling Parties herein, in consideration of the benefits flowing to the parties from the Settlement, and subject to the approval of the Court, that the claims asserted in

12 the Derivative Actions and the Released Claims shall be finally and fully compromised, settled, and released, and the Derivative Actions shall be dismissed with prejudice and with full preclusive effect as to all Settling Parties, upon and subject to the terms and conditions of this Stipulation, as set forth below. 1. Definitions As used in this Stipulation, the following terms have the meanings specified below: 1.1 “Change in Control Event” means: a. the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Voting Securities immediately prior to such Business Combination and (y) no individual, entity or group beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then-outstanding securities of such corporation

13 entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or b. the liquidation or dissolution of the Company. 1.2 “Corporate Governance Measures” means the corporate governance measures as set forth in Exhibit A attached hereto. 1.3 “Court” means the U.S. District Court for the Southern District of New York. 1.4 “Current Company Stockholders” means any Person who owned Ophthotech common stock as of the date of the execution of this Stipulation and continues to hold Ophthotech common stock as of the date of Settlement Hearing, excluding the Individual Defendants, the officers and directors of Ophthotech, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest. 1.5 “Defendants” means, collectively, nominal defendant Ophthotech and the Individual Defendants. 1.6 “Defendants’ Counsel” means Wilmer Cutler Pickering Hale and Dorr LLP and Morgan, Lewis & Bockius LLP or their successors, and any other law firm that appeared for Defendants in any of the Derivative Actions. 1.7 “Derivative Actions” means the following matters, including, without limitation, all related stockholder demands: (a) Pacheco v. Guyer, et al., Case No. 1:18-cv-07999- VSB (S.D.N.Y.); (b) Ferber, et al. v. Bolte, et al., Index No. 154462/2021 (N.Y. Sup. Ct. N.Y. Cnty.); and (c) the litigation demand made by Richard Waksman, dated January 23, 2019.

14 1.8 “Effective Date” means the date by which the events and conditions specified in paragraph 6.1 of this Stipulation have been met and have occurred. 1.9 “Federal Derivative Action” means Pacheco v. Guyer, et al., Case No. 1:18- cv-07999-VSB (S.D.N.Y.). 1.10 “Federal Plaintiff” means Luis Pacheco. 1.11 “Federal Plaintiff’s Counsel” means Robbins LLP and The Law Offices of Thomas G. Amon. 1.12 “Fee and Expense Amount” shall have the meaning defined in paragraph 4.2 hereof. 1.13 “Final” means the date upon which the last of the following shall occur with respect to the Judgment approving this Stipulation, substantially in the form of Exhibit C attached hereto: (1) the expiration of the time to file a notice of appeal from the Judgment; or (2) if an appeal has been filed, the court of appeals has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) if a higher court has granted further appellate review, that court has either affirmed the underlying Judgment or affirmed the court of appeal’s decision affirming the Judgment or dismissing the appeal. For purposes of this paragraph, an “appeal” shall not include any appeal that concerns only the issue of attorneys’ fees and expenses or the payment of a service award. Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to the application for attorneys’ fees, costs, or expenses, shall not in any way delay or preclude the Judgment from becoming Final.

15 1.14 “Individual Defendants” means David R. Guyer, Glenn P. Sblendorio, David E. Redlick, Thomas Dyrberg, Axel Bolte, Michael J. Ross, Samir C. Patel, and Nicholas Galakatos. 1.15 “Judgment” means the Order and Final Judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit C. 1.16 “Mediator” means Phillips ADR Enterprises. 1.17 “Notice” means the Notice of Proposed Settlement and of Settlement Hearing, substantially in the form attached hereto as Exhibit B-1. 1.18 “Person” or “Persons” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees. 1.19 “Plaintiffs” means Luis Pacheco, Richard Waksman, Brian Ferber, and Angel Ham. 1.20 “Plaintiffs’ Counsel” means Robbins LLP, The Law Offices of Thomas G. Amon, Gainey McKenna & Egleston, Hynes & Hernandez LLC, Bragar Eagel & Squire, P.C., and any other law firm that appeared for Plaintiffs in any of the Derivative Actions. 1.21 “Ophthotech” or the “Company” means nominal defendant IVERIC bio, Inc. f/k/a/ Ophthotech Corporation, a Delaware corporation, and its affiliates, subsidiaries, predecessors, successors, and assigns. 1.22 “Related Persons” means: (i) with regard to each Individual Defendant, the Individual Defendants’ spouses, marital communities, immediate family members, heirs,

16 executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns or any other entity in which any Individual Defendant has a controlling interest, and each and all of their respective past and present officers, directors, employees, agents, affiliates, parents, subsidiaries, divisions, attorneys, accountants, auditors, advisors, insurers, co-insurers, re-insurers, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns; and (ii) with regard to Ophthotech, all past or present agents, officers, directors, attorneys, accountants, auditors, advisors, insurers, co-insurers, reinsurers, partners, controlling shareholders, joint venturers, related or affiliated entities, advisors, employees, affiliates, predecessors, successors, parents, subsidiaries, insurers, and assigns for Ophthotech. 1.23 “Released Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including without limitation Unknown Claims (as defined in paragraph 1.33 below), whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule, brought or that could be brought by Ophthotech or derivatively on behalf of Ophthotech that arise out of or relate to: (i) the allegations asserted in the Derivative Actions; or (ii) the Settlement, except for any claims to enforce the Settlement. Excluded from the term “Released Claims” are all claims asserted in the Securities Action.

17 1.24 “Released Persons” means collectively, Ophthotech, the Individual Defendants, and their Related Persons. “Released Person” means, individually, any of the Released Persons. 1.25 “Releasing Parties” means Plaintiffs, all other Current Company Stockholders, Plaintiffs’ Counsel, and Ophthotech. “Releasing Party” means, individually, any of the Releasing Parties. 1.26 “Securities Action” means the securities class action styled as Micholle v. Ophthotech Corp, et al., No. 1:17-cv-00210-VSB-GWG. 1.27 “Settlement” means the settlement and compromise of the Derivative Actions as provided for herein. 1.28 “Settlement Hearing” means the hearing or hearings at which the Court will review the adequacy, fairness, and reasonableness of the Settlement. 1.29 “Settling Parties” means, collectively, Plaintiffs and Defendants. “Settling Party” means, individually, any of the Settling Parties. 1.30 “State Derivative Action” means Ferber, et al. v. Bolte, et al., Index No. 154462/2021 (N.Y. Sup. Ct. N.Y. Cnty.). 1.31 “State Plaintiffs” means Brian Ferber and Angel Ham. 1.32 “Summary Notice” means the Summary Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions, substantially in the form attached hereto as Exhibit B-2. 1.33 “Unknown Claims” means any Released Claim(s) which Plaintiffs or Defendants do not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Persons. With respect to any and all Released Claims, the Settling Parties agree that

18 upon the Effective Date, the Settling Parties expressly waive the provisions, rights and benefits conferred by or under California Civil Code section 1542, or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to section 1542, which provides: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. The Settling Parties acknowledge that they may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims, but it is the intention of the Settling Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Settling Parties acknowledge that the foregoing waivers were separately bargained for and are key elements of this Stipulation of which this release is a part. 2. Terms of the Settlement 2.1 As a result of the filing, prosecution, and settlement of the Derivative Actions, the Company shall, within sixty (60) days following final settlement approval, adopt and implement the Corporate Governance Measures as set forth in Exhibit A. 2.2 Subject to Paragraph 2.3, and except as otherwise provided herein, the Corporate Governance Measures shall remain in effect for a period of no less than four (4) years following final settlement approval. The Corporate Governance Measures may be amended or eliminated if

19 a majority of the independent members of the Board determine in a good faith exercise of their business judgment that the implementation or maintenance of the Corporate Governance Measure(s) would be contrary to applicable laws or regulations, including the Board’s fiduciary duties. In such event, the independent directors, to the extent their fiduciary obligations allow based upon their good faith exercise of business judgment, shall adopt an amended or substitute measure that addresses the same goals, purposes and/or functions of the original Corporate Governance Measure(s) as soon as practicable. Any changes made pursuant to the foregoing two sentences shall be published in the Company’s next regular quarterly filing with the SEC. For the sake of clarity, nothing in this Stipulation or Settlement precludes the Board in its good faith exercise of business judgment from implementing amendments or modifications to provisions of the policies and procedures addressed by the Corporate Governance Measures to the extent such amendments or modifications do not conflict with changes to such policies and procedures specifically implemented by the Corporate Governance Measures. 2.3 Upon the occurrence of any Change in Control Event, all duties and obligations created by Paragraph 2.2 shall become subject to the good faith exercise of the succeeding board’s or controlling group’s or entity’s business judgment. Defendants represent that they are not aware of any actual or potential forthcoming Change in Control Event. 2.4 The Company acknowledges that the members of the SLC have unanimously approved a resolution reflecting their determination, in an exercise of their business judgment, that: (a) Plaintiffs’ litigation and settlement efforts in the Derivative Actions were a material and contributing factor in the Board’s agreement to adopt, implement, and maintain the Corporate Governance Measures for the agreed term; (b) the Corporate Governance Measures confer

20 substantial benefits on the Company and its stockholders; and (c) the Settlement is fair, reasonable and in the best interests of the Company and its stockholders. 3. Approval and Notice 3.1 Promptly after execution of this Stipulation, the Settling Parties shall submit this Stipulation together with its exhibits to the Court and shall jointly apply for entry of an order (the “Preliminary Approval Order”), substantially in the form of Exhibit B attached hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing notice of the Settlement to Current Company Stockholders; and (iii) a date for the Settlement Hearing. 3.2 Notice to Current Company Stockholders shall consist of a Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions (“Notice”), which includes the general terms of the Settlement set forth in this Stipulation and the date of the Settlement Hearing, substantially in the form attached hereto as Exhibit B-1, as well as a Summary Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions (“Summary Notice”), substantially in the form attached hereto as Exhibit B-2. 3.3 The Company shall undertake the administrative responsibility for giving notice to Current Company Stockholders and shall be solely responsible for paying the costs and expenses related to providing such notice to its stockholders as follows: Within ten (10) business days after the entry of the Preliminary Approval Order, the Company shall cause the Stipulation of Settlement and Notice to be filed with the SEC along with an SEC Form 8-K or other appropriate filing, and the Company shall publish the Summary Notice one time in the national edition of Investors’ Business Daily. The Company shall also publish the Stipulation of Settlement and Notice on an Internet page that the Company shall create for this purpose, which shall be accessible via a link

21 on the “Investors” page of the Company’s website through the date of the Settlement Hearing, the address of which shall be contained in the Notice and Summary Notice. If additional notice is required by the Court, then the cost and administration of such additional notice will be borne by the Company. The Settling Parties believe the content and manner of the notice, as set forth in this paragraph, constitutes adequate and reasonable notice to Current Company Stockholders pursuant to applicable law and due process. Prior to the Settlement Hearing, Defendants’ Counsel shall file with the Court an appropriate affidavit or declaration with respect to filing and posting the Notice and Summary Notice. 3.4 Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and all Current Company Stockholders are barred and enjoined from commencing, instituting, filing, intervening in, participating in, receiving any benefit from, or prosecuting any action, including without limitation any derivative action, asserting any of the Released Claims against any of the Released Persons. 4. Attorneys’ Fees and Reimbursement of Expenses 4.1 After negotiating the principal terms of the Settlement, counsel for the Settling Parties, the SLC and Defendants’ insurers, acting by and through their respective counsel, and with the substantial assistance of the Mediator, separately negotiated the attorneys’ fees and expenses the Individual Defendants would cause their insurers to pay to Plaintiffs’ Counsel based on the substantial benefits conferred upon Ophthotech by the Settlement. 4.2 In consideration of the substantial benefits conferred upon Ophthotech as a direct result of the Settlement and the efforts of Plaintiffs and Plaintiffs’ Counsel in the Derivative Actions, and subject to Paragraph 4.3 of this Stipulation, the Individual Defendants shall cause their insurers to pay Plaintiffs’ Counsel attorneys’ fees and expenses in the total amount of

22 $2,450,000, or such other amount as may be awarded by the Court not to exceed $2,450,000 (the “Fee and Expense Amount”). The members of the SLC, in the good faith exercise of their business judgment, have approved the agreed-to Fee and Expense Amount in light of the substantial benefits conferred upon Ophthotech as a result of the Settlement and Plaintiffs’ Counsel’s efforts in this litigation. 4.3 Defendants shall cause the Fee and Expense Amount to be paid into an account controlled by Federal Plaintiffs’ Counsel within thirty (30) calendar days after the later of the entry of (a) an order from the Court preliminarily approving the settlement, or (b) the provision to Defendants of all information necessary to effectuate a transfer of funds to the account controlled by Federal Plaintiffs’ Counsel, including the bank name and ABA routing number, address, account name and number, and a signed W-9 reflecting the taxpayer identification number for Federal Plaintiffs’ Counsel, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof. Plaintiffs’ Counsel shall be severally obligated to make refunds or repayment of such applicable amount received directly to the funding insurers if any specified condition to the Settlement is not satisfied or, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the Court’s approval of the Settlement is reversed, or the Fee and Expense Amount is reduced or reversed, or the Effective Date for any reason does not occur. In the event that the Judgment fails to become Final as defined in paragraph 1.13 herein, then Plaintiffs’ Counsel shall be severally obligated to make appropriate refunds or repayments to the Defendants’ insurers of any attorneys’ fees and expenses previously paid within fifteen (15) business days from receiving notice from Defendants’ Counsel of written payment instructions and tax information.

23 4.4 The Fee and Expense Amount shall constitute final and complete payment for Plaintiffs’ Counsel’s attorneys’ fees and expenses that have been incurred or will be incurred in connection with the Derivative Actions. Plaintiffs’ Counsel shall allocate the Fee and Expense Amount among themselves. Plaintiffs’ Counsel agree that any disputes regarding the allocation of the Fee and Expense Amount among them shall be presented to and be mediated, and, if necessary, finally decided and resolved, by the Mediator on the terms and subject to the processes and procedures set forth by the Mediator. The Mediator’s fees and costs for any such mediation and/or arbitration shall be borne solely by Plaintiffs’ Counsel and allocated among Plaintiffs’ Counsel by agreement or as finally determined by the Mediator. Defendants shall have no responsibility for, and no liability with respect to, the allocation of the attorneys’ fees awarded among Plaintiffs’ Counsel and/or to any other person who may assert some claim thereto. Any dispute regarding any allocation of fees or expenses among Plaintiffs’ Counsel shall have no effect on the Settlement. 4.5 The Settling Parties further stipulate that Plaintiffs’ Counsel may apply to the Court for service awards of up to $5,000 for each of the Plaintiffs in recognition of Plaintiffs’ participation and efforts in the prosecution of the Derivative Actions, to be paid from Plaintiffs’ Counsel’s Fee and Expense Amount only upon approval of the Court. The failure of the Court to approve any requested service award, in whole or in part, shall have no effect on the Settlement set forth in this Stipulation. Neither Ophthotech nor any of the Individual Defendants shall be liable for any portion of any service award. 5. Releases 5.1 The State Derivative Action shall be voluntarily dismissed by the State Plaintiffs with prejudice within seven (7) calendar days after the Effective Date.

24 5.2 Upon the Effective Date, the Releasing Parties shall be deemed to have fully, finally, and forever released, relinquished, and discharged with prejudice and on the merits, to the fullest extent permitted by law, each and all of the Released Persons from and with respect to each and all of the Released Claims (including Unknown Claims), and will be forever barred and enjoined from commencing, instituting, or prosecuting any action or proceeding, in any forum, asserting any of the Released Claims against any of the Released Persons, including but not limited to any and all claims arising out of, relating to, or in connection with the defense, settlement, or resolution of the Derivative Actions against the Released Persons. The obligations incurred pursuant to this Stipulation shall be in full and final disposition of the Derivative Actions and each of the Released Claims. It is the intention of the Settling Parties that the Settlement eliminate all further risk and liability relating to the Released Claims, and that the Settlement shall be a final and complete resolution of all claims asserted or which could be or could have been asserted with respect to the Released Claims against any of the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation. 5.3 Upon the Effective Date, each of the Defendants shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiffs and Plaintiffs’ Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Actions or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation. 5.4 Upon the Effective Date, each of the Settling Parties shall be deemed to have fully, finally, and forever released, relinquished, and discharged the members of the SLC and SLC Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection

25 with the investigation, settlement, or resolution of the Derivative Actions or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation. 6. Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination 6.1 The Effective Date of this Stipulation shall be the first date after and conditioned on the occurrence of all of the following events: a. Board approval of the Settlement, which Ophthotech represents has already been accomplished; b. Court preliminary approval of the Settlement and approval of the content and method of providing Notice of the proposed Settlement to Current Company Stockholders, and the subsequent dissemination of the Notice to Current Company Stockholders as provided herein; c. Court entry of the Judgment, in all material respects in the form set forth as Exhibit C annexed hereto, approving the Settlement and dismissing the Federal Derivative Action with prejudice, without awarding costs to any party, except as provided herein; d. payment of the Fee and Expense Amount in accordance with paragraphs 4.1-4.5; and e. the passing of the date upon which the Judgment becomes Final. 6.2 If any of the conditions specified above in paragraph 6.1 are not met, then this Stipulation shall be canceled and terminated subject to paragraph 6.3, unless counsel for the Settling Parties mutually agree in writing to proceed with this Stipulation. 6.3 If for any reason the Effective Date of this Stipulation does not occur, or if this Stipulation is in any way canceled, terminated or fails to become Final in accordance with its

26 terms: (a) all Settling Parties and Released Persons shall be restored to their respective positions in the Derivative Actions as of January 27, 2022; (b) all releases delivered in connection with this Stipulation shall be null and void, except as otherwise provided for in this Stipulation; (c) the Fee and Expense Amount paid to Plaintiffs’ Counsel shall be refunded and returned within thirty (30) calendar days; and (d) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Derivative Actions or in any other actions or proceedings. In such event, the terms and provisions of this Stipulation shall have no further force and effect with respect to the Settling Parties and shall not be used in the Derivative Actions or in any other proceedings for any purpose. 7. Miscellaneous Provisions 7.1 The Settling Parties: (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to act in good faith and cooperate to take all reasonable and necessary steps to expeditiously implement the terms and conditions of this Stipulation. 7.2 In the event that any part of the Settlement is found to be unlawful, void, unconscionable, or against public policy by a court of competent jurisdiction, the remaining terms and conditions of the Settlement shall remain intact. 7.3 The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Derivative Actions. The Settlement compromises claims that are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation, or defense. The Settling Parties and their respective counsel agree that at all times during the course of the litigation, each has complied with the requirements of the

27 applicable laws and rules of the Court, including, without limitation, Rule 11 of the Federal Rules of Civil Procedure and all other similar laws and/or rules governing professional conduct. 7.4 Each of the Individual Defendants expressly denies and continues to deny all allegations of wrongdoing or liability against himself or herself arising out of any conduct, statements, acts, or omissions alleged, or which could have been alleged, in the Derivative Actions. The existence of the provisions contained in this Stipulation shall not be deemed to prejudice in any way the respective positions of the Settling Parties with respect to the Derivative Actions, shall not be deemed a presumption, a concession, or admission by any of the Settling Parties of any fault, liability, or wrongdoing as to any facts, claims, or defenses that have been or might have been alleged or asserted in the Derivative Actions or with respect to any of the claims settled in the Derivative Actions, or any other actions or proceeding, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Derivative Actions, or in any other actions or proceeding, except for any litigation or judicial proceeding arising out of or relating to this Stipulation or the Settlement whether civil, criminal, or administrative, for any purpose other than as provided expressly herein. 7.5 This Stipulation may be modified or amended only by a writing signed by the signatories hereto. 7.6 This Stipulation shall be deemed drafted equally by all Settling Parties. 7.7 No representations, warranties, or inducements have been made to any of the Settling Parties concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents. 7.8 Each counsel or other Person executing this Stipulation or its exhibits on behalf of any of the Settling Parties hereby warrants that such Person has the full authority to do so.

28 7.9 The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference. 7.10 This Stipulation and the exhibits attached hereto constitute the entire agreement among the Settling Parties with respect to the subject matter hereof and supersede all prior and contemporaneous oral and written agreements and discussions. 7.11 In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail. 7.12 This Stipulation may be executed in one or more counterparts, including by signature transmitted by facsimile, e-mailed PDF files, or DocuSign. Each counterpart, when so executed, shall be deemed to be an original, and all such counterparts together shall constitute the same instrument. 7.13 This Stipulation shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of New York, and the rights and obligations of the parties to this Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of New York without giving effect to that State’s choice of law principles. 7.14 Except as otherwise provided herein or in the Court’s Preliminary Approval Order or Final Approval Order, the Settling Parties agree that any disputes between or amongst the Settling Parties related to the interpretation of any of the Settlement terms shall be presented to and be mediated, and, if necessary, finally decided and resolved by the Mediator on the terms and subject to the processes and procedures set forth by the Mediator. 7.15 The Court shall retain jurisdiction to implement and enforce the terms of the Stipulation and the Court’s Final Approval Order, and the Settling Parties submit to the jurisdiction

30 Angel Ham Dated: January 27, 2022 HYNES & HERNANDEZ, LLC MICHAEL J. HYNES LIGAYA T. HERNANDEZ 101 Lindenwood Drive, Suite 225 Malvern, PA 19355 Telephone: (484) 875-3116 Counsel for Litigation Demand Shareholder Richard Waksman Dated: January 27, 2022 WILMER CUTLER PICKERING HALE AND DORR LLP MICHAEL G. BONGIORNO JEREMY T. ADLER 7 World Trade Center 250 Greenwich Street New York, NY 10007 Telephone: (212) 230-8800 Facsimile: (212) 230-8888 E-mail: michael.bongiorno@wilmerhale.com jeremy.adler@wilmerhale.com Counsel for Defendants and Nominal Defendant JORDAN D. HERSHMAN MORGAN, LEWIS & BOCKIUS LLP One Federal St. Boston, MA 02110 Telephone: (617) 951-8455 Facsimile: (617) 345-5037 E-mail: jordan.hershman@morganlewis.com Counsel for Defendants David R. Guyer and Samir C. Patel

30 Angel Ham Dated: January 27, 2022 HYNES & HERNANDEZ, LLC MICHAEL J. HYNES LIGAYA T. HERNANDEZ 101 Lindenwood Drive, Suite 225 Malvern, PA 19355 Telephone: (484) 875-3116 Counsel for Litigation Demand Shareholder Richard Waksman Dated: January 27, 2022 WILMER CUTLER PICKERING HALE AND DORR LLP MICHAEL G. BONGIORNO JEREMY T. ADLER 7 World Trade Center 250 Greenwich Street New York, NY 10007 Telephone: (212) 230-8800 Facsimile: (212) 230-8888 E-mail: michael.bongiorno@wilmerhale.com jeremy.adler@wilmerhale.com Counsel for Defendants and Nominal Defendant JORDAN D. HERSHMAN MORGAN, LEWIS & BOCKIUS LLP One Federal St. Boston, MA 02110 Telephone: (617) 951-8455 Facsimile: (617) 345-5037 E-mail: jordan.hershman@morganlewis.com Counsel for Defendants David R. Guyer and Samir C. Patel

EXHIBIT A

EXHIBIT A CORPORATE GOVERNANCE MEASURES IVERIC bio, Inc. (f/k/a Ophthotech Corporation) (“Ophthotech” or the “Company”) shall fully and faithfully adopt and implement all measures set forth in Section I below (the “Measures”) not later than sixty (60) days following final settlement approval; provided, however, that a majority of the independent members of the Board may, subject to the requirements outlined below, amend or eliminate any one or more of these Measures if the independent members of the Board determine in a good faith exercise of their business judgment that the implementation or maintenance of the Measure(s) would be contrary to any applicable laws or regulations, including the Board’s fiduciary duties. In such event, the independent directors, to the extent their fiduciary obligations allow based upon their good faith exercise of business judgment, shall adopt an amended or substitute measure that addresses the same goals, purposes and/or functions of the original Measure(s) as soon as practicable. Any changes made pursuant to the foregoing two sentences shall be published in the Company’s next regular quarterly filing with the Securities and Exchange Commission. For the sake of clarity, nothing herein precludes the Board in its good faith exercise of business judgment from implementing amendments or modifications to provisions of the policies and procedures addressed by the Measures to the extent such amendments or modifications do not conflict with changes to such policies and procedures specifically implemented by the Measures. Unless otherwise indicated, and subject to Paragraph 2.2 and 2.3 of the Stipulation of Settlement dated January 27, 2022 (the “Stipulation”), the Measures are for a period of four (4) years (the “Compliance Term”).1 I. CORPORATE GOVERNANCE MEASURES TO BE IMPLEMENTED AND MAINTAINED BY IVERIC BIO, INC. (f/k/a/ OPHTHOTECH CORPORATION) AS A RESULT OF THE SETTLEMENT • In addition to the prior Board changes implemented prior to September 3, 2021 in the context of the Derivative Actions (as referenced in Section II), the Board shall appoint another new independent board member. The Board shall retain a third-party search firm to identify a pool of candidates to fill the new board position.2 1 Terms not defined herein shall have the definitions ascribed to them in the Stipulation. 2 On January 5, 2022, the Board of Directors of the Company elected Christine Ann Miller as a Director of the Company. The election of Ms. Miller was intended to satisfy this Measure, and the Settling Parties agree the timing of the appointment (prior to final approval of the Settlement Agreement) shall not be used as a basis for any party to assert that the appointment of Ms. Miller does not satisfy this Measure.

2 • The Board shall ensure that at all times at least fifty-five percent (55%) of its members satisfy the requirements of Nasdaq Rule 5605(a)(2) for determining the “independence” of independent directors. • The Board shall identify and designate a lead independent director in the event that the positions of CEO and Chairman are in the future held by the same individual. The responsibilities of the lead independent director, if one is designated, shall include (among other things): (i) working directly with management and the Board to ensure the preparation of meeting agendas, materials and schedules; (ii) assessing and advising the Board as to the quality, quantity, and timeliness of the information provided to the Board by management to assist the Board in performing its oversight duties; (iii) approving the agenda for, and moderating executive sessions of, the Board, and acting as principal liaison between the Board and management on sensitive issues; (iv) acting as liaison between the independent directors and the Chairman of the Board and management (however, each director is free to communicate directly with the Chairman of the Board and management); and (v) leading the Board’s and the Compensation Committee’s evaluation of the performance of the Company’s CEO. • In conducting a formal broad search for board of director candidates, the Board shall instruct any search firm engaged for such purpose that the initial pool of candidates shall be comprised of at least 50% of women and racially or ethnically diverse candidates, with at least 25% of those candidates being racially or ethnically diverse. • The Board shall limit directors from serving as board members at “direct competitors” of the Company at any time. o “Direct competitors” shall be defined as “any company that engages in the research, development or commercialization of pharmaceutical or diagnostic products to treat (i) each of Stargardt disease, Best disease, leber congenital amaurosis (subtype 10), Usher syndrome type 2A-related inherited retinal diseases and rhodopsin- mediated autosomal dominant retinitis pigmentosa via any mechanism of action, (ii) ocular diseases whose primary mechanism of action is directed at the C5 molecule and/or its receptor or (iii) GA or AMD whose primary mechanism of action is directed at the HtrA1 enzyme.” • Absent extenuating circumstances, directors shall be required to attend either in person or virtually the annual shareholder meeting. • The Company shall adopt a formal Charter for the management-level Disclosure Committee, which is attached hereto as Exhibit 1, reflecting the duties and responsibilities of the Disclosure Committee. The Charter shall provide, among other duties and responsibilities of the Disclosure Committee, that the Disclosure Committee is responsible for:

3 o Reviewing in advance the Company’s quarterly earnings press releases and related materials (such as earnings conference call scripts) with respect to the adequacy and accuracy of the disclosures included therein; o Reviewing transcripts of analyst conference calls and other investor presentations with respect to the accuracy of any disclosures made, advising the Audit Committee of any corrections that the Disclosure Committee determines need to be made, and oversight with respect to the drafting of any required corrective disclosures; o Preparing and submitting to the Board a written report whenever any new material disclosure risks are identified concerning developments in the Company’s clinical trials and drug approval efforts; o Providing a written report to the Audit Committee, at least quarterly, regarding potential or actual material disclosure issues identified; and o Providing a report to the Board, at least annually, summarizing its activities, conclusions, and recommendations for the past year and its agenda for the coming year. • The Charter of the Research and Development Committee (which was created in the context of the Derivative Actions) shall be amended to provide (among other things) that the Research and Development Committee will be responsible for: (i) reviewing and evaluating the design of the Company’s clinical trials; (ii) tracking and evaluating the progress of all ongoing clinical trials; (iii) tracking the Company’s ongoing relationships with any regulatory agency governing the clinical trials, including without limitation, the FDA; and (iv) working in conjunction with the Company’s management-level Disclosure Committee and the Audit Committee to facilitate the Board’s oversight of disclosure controls with respect to the Company’s public disclosures regarding the status of any clinical trials undertaken by the Company, as well as communications with any regulatory agency governing the clinical trials, including without limitation, the FDA. The Research and Development Committee shall ensure that the Audit Committee and the Board are promptly made aware when any issues arising out of a clinical trial are considered material by the Research and Development Committee. The Research and Development Committee shall report at least annually to the Board with respect to its activities, conclusions, and recommendations for the past year and its agenda for the coming year. • The Charter of the Audit Committee shall be amended to include the following additional responsibilities: o The Audit Committee shall receive quarterly (and more often as warranted) updates from the Chief Financial Officer and/or the Company’s management-level Disclosure Committee regarding the efforts of the Disclosure Committee. The Audit Committee shall work in conjunction with the Disclosure Committee and the Research and Development Committee to facilitate the Board’s oversight of disclosure controls with respect to the Company’s public disclosures regarding the

4 status of any clinical trials undertaken by the Company, as well as interactions with the FDA. o The Audit Committee shall receive quarterly (and more often as necessary) updates from the Company’s management on its risk management process. The Audit Committee shall report to the Board whenever any material risks relating to the Company’s legal and/or regulatory compliance are identified, including with respect to recommendations regarding proposals for mitigating these risks, as well as relevant considerations relating to the Company’s public disclosures of these risks. o The Audit Committee shall receive reports from and coordinate with the Research and Development Committee regarding the integrity and accuracy of the Company’s press releases and regulatory filings with respect to its clinical trials and studies. In the event the Research and Development Committee presents the Audit Committee with information concerning any developments related to a clinical trial that are sufficiently material to trigger a disclosure obligation, the Audit Committee shall assess whether any corrective or other disclosures are required. o The Audit Committee shall receive annually a report listing all trades in the Company’s securities engaged in by Section 16 officers of the Company. • The Charter of the Nominating and Corporate Governance Committee shall be amended to provide that the Committee shall meet either in-person or virtually with each prospective new Board member prior to his or her nomination to the Board. • The Charter of the Compensation and Talent Strategy Committee shall be amended to provide that: (i) in its consideration of compensation recommendations with respect to the Company’s executive officers, the Committee will take into account performance as it relates to both legal compliance and compliance with the Company’s internal policies and procedures; (ii) in its consideration of severance arrangements recommendations with respect to the Company’s executive officers, the Committee will take into account performance as it relates to both legal compliance and compliance with the Company’s internal policies and procedures; and (iii) the Committee shall consist of at least three (3) members. • As an initial action item following the Company’s commercialization of one or more of its therapeutic product candidates (“commercialization”), in the event the Company does not yet have a Chief Compliance Officer, the Company will appoint a Chief Compliance Officer as soon as is practicable, unless the Audit Committee, in conjunction with input from an outside independent consultant, determines in good faith that it is not in the Company’s best interests, taking into account, among other considerations, the regulatory compliance obligations and financial resources of the Company. In the event the Company has not appointed a Chief Compliance Officer within six (6) months of commercialization, the Audit Committee shall provide a report regarding its determinations, the reasons for

5 not appointing a Chief Compliance Officer, and how the duties of a Chief Compliance Officer otherwise will be fulfilled by other existing positions to the Board. • The Insider Trading Policy shall be amended to incorporate the following revisions, which are reflected in the amended Insider Trading Policy attached hereto as Exhibit 2: o The Company shall undertake an annual review reasonably intended to ensure that the Insider Trading Policy remains up-to-date with respect to insider trading laws and regulations. o The Company shall obtain annual written certifications from directors and executive officers indicating that those individuals have read and understood the terms of the Insider Trading Policy. o In the next quarterly filing following the approval of a new or amended Rule 10b5- 1 plan for any director or executive officer, the Company shall disclose: (1) the name of the plan enrollee; (2) the date the plan was entered into; and (3) the date the plan expires, if applicable. o Except as provided in Section 2.2(b) of the Insider Trading Policy, during the pendency of any Company-funded open market stock buy-back program, no director or officer subject to reporting obligations under Section 16 of the Exchange Act shall be permitted to sell stock of the Company. o Except as provided in Section 2.2(b) of the Insider Trading Policy, officers subject to reporting obligations under Section 16 of the Exchange Act shall be prohibited from trading securities of the Company for the period of time beginning no later than the fifteenth (15th) day of the last month of each quarter and ending upon the completion of the second full trading day after the public announcement of earnings each quarter. o Any failure to comply with the Insider Trading Policy by any employee of the Company will result in an assessment by the Company concerning appropriate disciplinary action, which may include reimbursement for any fines, fees, or expenses incurred by the Company as a result of any noncompliance with the Insider Trading Policy, cancellation of outstanding stock options, disqualification from performance-based compensation, and employee discipline up to and including termination. • The Clawback Policy shall be amended to provide the following, which is reflected in the amended Clawback Policy attached hereto as Exhibit 3: o Upon any restatement of the Company’s financial results, the Board shall oversee an investigation reasonably intended to assess (1) whether any compensation, including in particular any incentive-based compensation (including stock options awarded as compensation), was paid to the Company’s CEO, CFO, or any other executive officer on the basis of any misstated financial results; and (2) whether the

6 restatement was caused by fraud or intentional misconduct (as defined below in Exhibit 3) of the CEO, CFO, or any other executive officer. o The Company shall disclose in its Compensation Discussion and Analysis a summary of the Board's investigation. • The Board shall maintain and publish on the Company’s website the following policies (as revised, where appropriate) for the entirety of the Compliance Term: o Insider Trading Policy o Related Person Transactions Policy o Clawback Policy • The Code of Business Conduct and Ethics shall be amended to require that the Company institute mandatory annual employee training concerning applicable policies and codes of conduct, as appropriate given the employee’s role within the Company. • The Board shall maintain the provision in the Corporate Governance Guidelines that requires new directors to participate in the Company’s orientation program for new directors. • The Board shall amend the Corporate Governance Guidelines to require director participation in continuing education for directors, as the Board determines appropriate. • The Board shall publish the revised Corporate Governance Guidelines and Code of Business Conduct and Ethics on the Company’s website and include a link to those documents in the Company’s proxy statements. • The Board shall publish all Board committee charters, as revised, on the Company’s website for the at least the duration of the Compliance Term. • In the event that a final non-appealable judgment is entered against defendant Guyer and/or defendant Patel following summary adjudication or trial, including the conclusion of any and all appeals, in Micholle v. Ophthotech Corporation, et al., Case No. 1:17-cv-00210- VSB-GWG (S.D.N.Y.) (the “Securities Class Action”) for violation(s) of federal securities laws in which defendant Guyer and/or defendant Patel is found to have acted willfully in bad faith, Ophthotech shall, to the extent not inconsistent with applicable legal obligations, including but not limited to the Company’s legal obligations to defendants Guyer and Patel contained in the Company’s Fourth Amended and Restated Certificate of Incorporation, Paragraph TENTH, pursue sums previously paid pursuant to the Company’s advancement and/or indemnification obligations to or for the benefit of the defendant(s) against whom such a final non-appealable judgment is entered.

7 II. CORPORATE GOVERNANCE ENHANCEMENTS AND OTHER CHANGES ALREADY IMPLEMENTED • The Derivative Actions were a factor considered by the Company and its Board in connection with modifications it made to its board composition and structure in the period between (1) the filing of such litigation and the transmittal of litigation demands and (2) the parties’ agreement in principle in connection with mediation to settle these Derivative Actions. Such modifications include the appointment of new, non-defendant directors to fill vacancies created by director departures. • Concerns, including as expressed by the derivative plaintiffs in litigation and the demanding shareholders in correspondence and demands, were substantial contributing factors to the following corporate governance measures and enhancements: o Adoption of the Clawback Policy o Adoption of the Stock Retention and Ownership Guidelines o Amendments to the Code of Business Conduct and Ethics

EXHIBIT A-1

CONFIDENTIAL - SUBMITTED FOR SETTLEMENT DISCUSSION PURPOSES ONLY SUBJECT TO RULE 408 OF THE FEDERAL RULES OF EVIDENCE IVERIC BIO, INC. DISCLOSURE COMMITTEE CHARTER I. POLICY REGARDING PUBLIC DISCLOSURES The Company’s policy is to comply fully and timely with all of its disclosure obligations under applicable securities laws and stock exchange requirements. To that end, the Company maintains “disclosure controls and procedures” (as defined in Section III below) that are designed to ensure that all information that may be required to be disclosed is: • reported to the persons within the Company who are responsible for the preparation of the Company’s SEC reports and other public communications; • analyzed to determine whether disclosure is appropriate; and • if appropriate, disclosed in a timely and accurate manner and in compliance with the SEC’s reporting requirements and Regulation FD. This document summarizes the principal disclosure controls and procedures that the Company has established and maintains. II. DISCLOSURE COMMITTEE A. Purpose The Company has a Disclosure Committee, the purpose of which is to (1) consider the materiality of information and assist in the timely determination of the Company’s disclosure obligations, (2) assist the Company in fulfilling its obligation to maintain disclosure controls and procedures and (3) assist the Company’s Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) in fulfilling their obligations to design, establish, maintain and evaluate the effectiveness of the Company's disclosure controls and procedures. B. Membership The Disclosure Committee consists of employees of the Company selected from time to time by the Company’s CEO and CFO. Except as otherwise determined by the CEO and CFO, the Disclosure Committee includes employees fulfilling the following functional areas: • the Company’s president; • if other than the CFO, the Company’s principal accounting officer or controller;

2 • once hired, the head of the Company’s risk management and/or internal audit functions; • the Company’s senior research and development officer(s); • the Company’s chief operating officer; • the Company’s senior vice president, regulatory affairs and pharmacovigilance; • once hired, the Company’s senior commercial operations officer; • the Company’s senior business development officer; • the Company’s senior investor relations officer; • the Company’s senior human relations officer; • the Company’s vice president, project management; • the Company’s senior vice president, manufacturing; and • such other employees as the CEO or CFO may designate from time to time. In addition, the Company’s General Counsel participates in Disclosure Committee meetings, receives copies of drafts and other materials distributed to the Disclosure Committee and provides legal counsel to the Disclosure Committee. In selecting members of the Disclosure Committee, the CEO and CFO take into account an individual’s access to, and knowledge of, information that may require public disclosure. The CEO and CFO periodically report to the Company’s Board of Directors (or to a committee thereof designated by the Board of Directors) as to the identity of the members of the Disclosure Committee and the Disclosure Committee's responsibilities. C. Responsibilities The responsibilities of the Disclosure Committee include the following: • Review in advance the Company’s quarterly earnings press release and related materials (such as analyst conference call scripts) with respect to the adequacy and accuracy of the disclosures included therein. • Review transcripts of analyst conference calls and other investor presentations with respect to the accuracy of any disclosures made,

3 advising the Audit Committee of any corrections that the Disclosure Committee determines need to be made, and oversight with respect to the drafting of any required corrective disclosures. • Prepare and submit to the Board of Directors a written report whenever any new material disclosure risks are identified concerning developments in the Company’s clinical trials and drug approval efforts. • Provide a written report to the Audit Committee, at least quarterly, regarding potential or actual material disclosure issues identified. • Provide a report to the Board of Directors, at least annually, summarizing its activities, conclusions, and recommendations for the past year and its agenda for the coming year. • Coordinate and oversee the formulation and documentation of the Company’s disclosure controls and procedures (including the Company’s internal control over financial reporting to the extent they relate to information required to be publicly disclosed by the Company). • Participate, together with the CEO and CFO, in an evaluation of the effectiveness of the Company’s disclosure controls and procedures as of the end of each period to which an annual report on Form 10-K or quarterly report on Form 10-Q relates, as contemplated by Rules 13a-14 and 13a-15 under the Securities Exchange Act of 1934 (the “Exchange Act”). • Periodically review and assess the adequacy of the Company’s disclosure policy and guidelines, including, without limitation, the Company’s policies regarding public disclosure of material nonpublic information. • Coordinate and oversee the process of preparing the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and annual reports to stockholders (each, an “SEC Document”). • Review drafts of the SEC Documents and of such other disclosure documents (whether in the form of SEC filings, press releases, corporate website postings or other public communications) as the CEO or CFO may from time to time request. The CEO and CFO may assign additional responsibilities to the Disclosure Committee as the CEO and CFO deem appropriate.

4 D. Procedures and Operation The Disclosure Committee operates under the supervision of the CEO and CFO. The members of the Disclosure Committee carry out their responsibilities on a continuous basis using such procedures as they deem appropriate, including, without limitation, holding formal or informal meetings, conducting telephone conferences or using other methods of communications. At least once prior to the filing date of an SEC report requiring certification under Rule 13a-14 under the Exchange Act, the Disclosure Committee formally meets with the CEO and CFO to (1) report on the Disclosure Committee’s activities since the last formal meeting with the CEO and CFO, (2) review the results of the evaluation of the Company’s disclosure controls and procedures as of the last day of the period to which the SEC report relates, and (3) discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures. The Disclosure Committee may designate one of its members as the primary coordinator of the Disclosure Committee’s activities, including scheduling meetings, establishing meeting agendas and maintaining a record of the Disclosure Committee’s activities. The Disclosure Committee is afforded full access to all of the Company’s books, records, facilities and personnel. In addition, the members of the Disclosure Committee are authorized to consult directly with the Company’s outside securities counsel to the extent they deem appropriate. In light of the nature and objectives of the Disclosure Committee, the Disclosure Committee does not vote on the matters it addresses and has no quorum requirements. III. DISCLOSURE CONTROLS AND PROCEDURES A. Definition The term “disclosure controls and procedures” is defined by Rule 13a-15 under the Exchange Act and means controls and other procedures of a company that are designed to ensure that information required to be disclosed by the company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the company’s management, including its CEO and CFO, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

5 B. Preparation of SEC Periodic Reports on Forms 10-K and 10-Q The key elements of the Company’s disclosure controls and procedures relating to SEC periodic reports on Forms 10-K and 10-Q are as follows: • Distribution of a timetable for the preparation of each periodic report and related earnings release, including identification of responsible parties, dates for distribution of drafts and submission of comments, meetings of the Disclosure Committee and Audit Committee and other significant aspects of the preparation process. • Meetings with and/or collection of financial and other material information from business unit heads in order to prepare the periodic report. • Meetings between representatives of the finance department and independent auditors to discuss material accounting issues affecting the financial statements and periodic report, including accounting policies, judgments and estimates and any changes to accounting standards. • Distribution of draft earnings release for review and comment to the Disclosure Committee, all relevant internal department managers, the independent auditors, outside securities counsel and the Audit Committee. • An Audit Committee meeting, where: (1) management presents results of operations and financial position for the period; (2) the independent auditors report on the AU 722 review or year-end audit; (3) participants discuss accounting policies, judgments and estimates; (4) the Audit Committee meets directly with auditors without management present; and (5) the Audit Committee discusses the draft earnings release. • Performance of technical compliance check of the draft periodic report and preparation of responses to any previously received SEC comments. • Review by the Disclosure Committee of all categories of Form 8-K reportable events in order to identify whether the Company properly identified all Form 8-K reportable events that occurred during the past quarter. • With respect to annual reports on Form 10-K, the holding of at least one “drafting session” to review and discuss the draft annual report.

6 • Distribution of the draft periodic report for review and comment to: − relevant business unit and functional heads (identifying, where appropriate, particularly relevant sections for review, and obtaining from each reviewing person confirmation that the portions of the report relevant to such person’s areas of responsibility are fairly and accurately presented, and do not omit any material information required to be disclosed); − the Disclosure Committee, CEO and CFO; − the independent auditors and outside securities counsel; and − the Audit Committee and, with respect to Forms 10-K, the full Board of Directors. • Report of the CEO and CFO to the Audit Committee and independent auditors regarding the evaluation of internal control over financial reporting and disclosure controls and procedures conducted by or with the participation of the CEO and CFO. • Final review of periodic report by CEO and CFO, followed by execution and certification thereof. C. Preparation of Current Reports on Form 8-K The key elements of the Company’s disclosure controls and procedures relating to current reports on Form 8-K are as follows: • Identification of multiple persons within the Company who are most likely to first become aware of each type of Form 8-K reportable event and the designation of such persons as the “Disclosure Coordinators” with respect to such reportable events. • Training of all Disclosure Coordinators regarding (1) Form 8-K requirements (including the making of materiality assessments), (2) the process for internally communicating information about events that might trigger a Form 8-K reporting requirement, and (3) the specific reportable events for which such person has been identified as a Disclosure Coordinator. • Review by the Disclosure Committee of all reports from the Disclosure Coordinators of events that might trigger a Form 8-K requirement so that a timely decision may be made regarding whether a Form 8-K should be filed.

7 • To the extent practicable in light of the filing deadline, distribution of the draft Form 8-K for review and comment to: − relevant business unit and functional heads, if any (including obtaining from each reviewing person confirmation that the portions of the report relevant to such person’s areas of responsibility are fairly and accurately presented, and do not omit any material information required to be disclosed); − the Disclosure Committee, CEO and CFO; − the independent auditors and the Audit Committee (to the extent the Form 8-K relates to financial matters); − outside securities counsel; and − any other relevant parties, as determined by the Disclosure Committee, the CEO or the CFO. • Performance of technical compliance check of the draft Form 8-K. • Final review of each Form 8-K by the CEO, CFO or another executive officer of the Company, followed by execution thereof by a duly authorized officer. D. Preparation of Proxy Statements and Annual Report to Stockholders The key elements of the Company’s disclosure controls and procedures relating to proxy statements and those portions of the annual report to stockholders that are not a part of the annual report on Form 10-K (the “Proxy Documents”) are as follows: • Distribution of a timetable for the preparation of the Proxy Documents, including identification of responsible parties, dates for distribution of drafts and submission of comments, meetings of the Disclosure Committee and other significant aspects of the preparation process. • Distribution and collection of Directors’, Officers’ and 5% Stockholders’ Questionnaires (“D&O Questionnaires”). • Collection of information from Board of Director minutes, Compensation Committee and Audit Committee minutes, corporate compensation and equity incentive records, D&O Questionnaires, Schedules 13D and 13G, department managers and other resources, as necessary.

8 • Communication with members of Compensation Committee and Audit Committee to discuss information to be included in their respective committee reports. Distribution of draft Compensation Committee Report to Compensation Committee members and distribution of draft Audit Committee Report to Audit Committee members, for review, comment and approval. • Communication with members of Compensation Committee and management to discuss information to be included in Compensation Discussion and Analysis (the “CD&A”). Distribution of draft CD&A to Compensation Committee members for review and comment. • Performance of technical compliance check of draft Proxy Documents and preparation of responses to any previously received SEC comments. • Distribution of draft Proxy Documents for review and comment to: − relevant business unit and functional heads (identifying, where appropriate, particularly relevant sections for review, and obtaining from each reviewing person confirmation that the portions of the Proxy Documents relevant to such person’s areas of responsibility are fairly and accurately presented, and do not omit any material information required to be disclosed); − the Disclosure Committee, CEO and CFO; − the independent auditors and outside securities counsel; and − the full Board of Directors. • Final review of Proxy Documents by CEO and CFO. IV. INTERNAL CONTROLS A. Definition The term “internal control over financial reporting” is defined by Rule 13a-15 under the Exchange Act and means a process designed by, or under the supervision of, the Company’s CEO and CFO and effected by the Company’s Board of Directors, management or other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

9 • pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; • provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and • provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements. B. Description of the Company’s Internal Control over Financial Reporting The key elements of the Company’s internal control over financial reporting that relate to the Company’s disclosure controls and procedures include the following: • the capture of financial information in a Company-wide reporting system that generates financial reports that are regularly reviewed by various members of management; • corporate policies limiting signing authority for significant transactions and contracts to a selected group of Company employees and requiring legal review of significant contracts prior to their execution; • the periodic review and comparison of actual results to internal budgets and plans; and • the various activities conducted by the Company’s internal auditors. 1552464

EXHIBIT A-2

CONFIDENTIAL - SUBMITTED FOR SETTLEMENT DISCUSSION PURPOSES ONLY SUBJECT TO RULE 408 OF THE FEDERAL RULES OF EVIDENCE IVERIC BIO, INC. Insider Trading Policy 1. BACKGROUND AND PURPOSE The federal securities laws prohibit any member of the Board of Directors (a “Director”), officer (as defined in Rule 16(a)-1(f) under the Securities Exchange Act of 1934 (the “Exchange Act”), an “executive officer”), or employee of IVERIC bio, Inc. (together with its subsidiaries, the “Company”) from purchasing or selling Company securities on the basis of material nonpublic information concerning the Company, or from tipping material nonpublic information to others. These laws impose severe sanctions on individuals who violate them. In addition, the Securities and Exchange Commission has the authority to impose large fines on the Company and on the Company’s Directors, executive officers and controlling stockholders if the Company’s employees engage in insider trading and the Company has failed to take appropriate steps to prevent it (so-called “controlling person” liability). This insider trading policy is being adopted in light of these legal requirements, and with the goal of helping: • prevent inadvertent violations of the insider trading laws; • avoid embarrassing proxy disclosure of reporting violations by persons subject to Section 16 of the Exchange Act; • avoid even the appearance of impropriety on the part of those employed by, or associated with, the Company; • protect the Company from controlling person liability; and • protect the reputation of the Company, its Directors and its employees. As detailed below, this policy applies to family members and certain other persons and entities with whom Directors and employees have relationships. However, nothing in this policy is applicable to transactions by the Company itself. 1.1 What Type of Information is “Material”? Information concerning the Company is considered “material” if there is a substantial likelihood that a reasonable shareholder would consider the information important in making a decision to buy or sell the Company’s securities. Stated another way, there must be a substantial likelihood that a reasonable shareholder would view the information as having significantly altered the “total mix” of information available about the Company. Material information can include positive or negative information about the Company. Information concerning any of the following subjects, or the Company’s plans with respect to any of these subjects, would often be considered material:

2 • the Company’s revenues or earnings; • a merger or acquisition or licensing transaction involving the Company; • a change in management or the Board of Directors of the Company; • the Company’s decision to commence or terminate the payment of cash dividends; • the public or private sale of a significant amount of securities of the Company; • the establishment of a program to repurchase securities of the Company; • a stock split; • a default on outstanding debt of the Company or a bankruptcy filing; • a new product release or a significant development, invention or discovery; • information concerning upcoming FDA actions or other significant regulatory developments, including significant new clinical trial results or a significant product recall; • a significant licensing or collaboration agreement, or serious discussions regarding such an agreement; • the loss, delay or gain of a significant contract, sale or order or other important development regarding customers or suppliers; • a cybersecurity incident or breach resulting in unauthorized access, loss, damage or compromise of Company data, information or network systems; • any litigation or dispute to which the Company may be a party; • a conclusion by the Company or a notification from its independent auditor that any of the Company’s previously issued financial statements should no longer be relied upon; or • a change in or dispute with the Company’s independent auditor. This list is illustrative only and is not intended to provide a comprehensive list of circumstances that could give rise to material information. 1.2 When is Information “Nonpublic”? Information concerning the Company is considered nonpublic if it has not been disseminated in a manner making it available to investors generally.

3 Information will generally be considered nonpublic unless (1) the information has been disclosed in a press release, in a public filing made with the Securities and Exchange Commission (such as a Report on Form 10-K, Form 10-Q or Form 8-K), or through a news wire service or daily newspaper of wide circulation, and (2) a sufficient amount of time has passed so that the information has had an opportunity to be digested by the marketplace. 1.3 Annual Review and Certifications The Company shall undertake an annual review reasonably intended to ensure that the Insider Trading Policy remains up-to-date with respect to insider trading laws and regulations. The Company shall obtain annual written certifications from directors and executive officers indicating that those individuals have read and understood the terms of the Insider Trading Policy. 2. PROHIBITIONS RELATING TO TRANSACTIONS IN THE COMPANY’S SECURITIES 2.1 Covered Persons. This Section 2 applies to: • all Directors; • all employees; • all family members of Directors and employees who share the same address as, or are financially dependent on, the Director or employee and any other person who shares the same address as the Director or employee (other than (x) an employee or tenant of the Director or employee or (y) another unrelated person whom the General Counsel determines should not be covered by this policy); and • all corporations, partnerships, trusts or other entities controlled by any of the above persons, unless the entity has implemented policies or procedures designed to ensure that such person cannot influence transactions involving Company securities by the entity. 2.2 Prohibition on Trading While Aware of Material Nonpublic Information. (a) Prohibited Activities. Except as provided in Section 2.2(b), no person or entity covered by Section 2 may:  purchase, sell or donate any securities of the Company while he or she is aware of any material nonpublic information concerning the Company or recommend to another person that they do so;  disclose to any other person any material nonpublic information concerning the Company if it is reasonably foreseeable that such

4 person may misuse that information, such as by purchasing or selling Company securities or tipping that information to others;  purchase, sell or donate any securities of another company while he or she is aware of any material nonpublic information concerning such other company which he or she learned in the course of his or her service as a Director or employee of the Company or recommend to another person that they do so; or  disclose to any other person any material nonpublic information concerning another company which he or she learned in the course of his or her service as a Director or employee of the Company if it is reasonably foreseeable that such person may misuse that information, such as by purchasing or selling securities of such other company or tipping that information to others. (b) Exceptions. The prohibitions in Sections 2.2(a) and 2.3 on purchases, sales and donations of Company securities do not apply to:  exercises of stock options or other equity awards or the surrender of shares to the Company in payment of the exercise price or in satisfaction of any tax withholding obligations, in each case in a manner permitted by the applicable equity award agreement; provided, however, that the securities so acquired may not be sold (either outright or in connection with a “cashless” exercise transaction through a broker) while the employee or Director is aware of material nonpublic information or during a blackout period (as defined in Section 2.3(b));  acquisitions or dispositions of Company common stock under the Company’s 401(k) or other individual account plan that are made pursuant to standing instructions not entered into or modified while the employee or Director is aware of material nonpublic information or during a blackout period;  other purchases of securities from the Company (including purchases under any employee stock purchase plan of the Company) or sales of securities to the Company;  bona fide gifts, unless the donor has reason to believe that the recipient intends to sell the securities while the donor is aware of material nonpublic information or during a blackout period; and  purchases or sales made pursuant to a binding contract, written plan or specific instruction (a “trading plan”) which is adopted and operated in compliance with Rule 10b5-1; provided such trading plan: (1) is in writing; (2) was submitted to the Chief Financial Officer and/or General Counsel for review by the Company prior

5 to its adoption; and (3) was not adopted while the employee or Director was aware of material nonpublic information or during a blackout period; and provided further that (i) if such trading plan is adopted within two weeks prior to the commencement of a regular blackout period (as defined in Section 2.3(a)), trades may not occur pursuant to such trading plan prior to the termination of such regular blackout period, (ii) any trade under such trading plan shall not occur until at least 30 days after the date of such trading plan, and (iii) if such trading plan is amended in any material respect or terminated, trades may not occur pursuant to such trading plan or a subsequent trading plan until at least 30 days after such amendment or termination. (c) Disclosure of Rule 10b5-1 Plans. In the next quarterly filing following the approval of a new or amended Rule 10b5-1 plan for any director or executive officer, the Company shall disclose: (1) the name of the plan enrollee; (2) the date the plan was entered into; and (3) the date the plan expires, if applicable. (d) Application of Policy After Cessation of Service. If a person ceases to be a Director or employee of the Company at a time when he or she is aware of material nonpublic information concerning the Company, the prohibition on purchases, sales or donations of Company securities in Section 2.2(a) shall continue to apply to such person until that information has become public or is no longer material. 2.3 Blackout Periods. (a) Regular Blackout Periods. Except as provided in Section 2.2(b), no person or entity covered by this Section 2 may purchase, sell or donate any securities of the Company during the period beginning on the day immediately following the final day of each fiscal quarter and ending upon the completion of the second full trading day after the public announcement of earnings for such quarter (a “regular blackout period”). (b) Regular Blackout Periods for Section 16 Officers. Except as provided in Section 2.2(b), officers subject to reporting obligations under Section 16 of the Exchange Act shall be prohibited from trading securities of the Company for the period of time beginning no later than the fifteenth (15th) day of the last month of each quarter and ending upon the completion of the second full trading day after the public announcement of earnings each quarter. (c) Corporate News Blackout Periods. The Company may from time to time notify Directors, executive officers and other specified employees that an additional blackout period (a “corporate news blackout period”) is in effect in view of significant events or developments involving the Company. In such event, except as provided in Section 2.2(b), no such individual may purchase, sell or donate any securities of the Company during such corporate news blackout period or inform anyone else that a corporate news blackout period is in effect. (In this policy, regular blackout periods and corporate news blackout periods are each referred to as a “blackout period.”)

6 (d) Company-funded Open Market Stock Buy-back Program. Except as provided in Section 2.2(b), during the pendency of any Company-funded open market stock buy- back program, no director or officer subject to reporting obligations under Section 16 of the Exchange Act shall be permitted to sell stock of the Company. 2.4 Prohibition on Pledges. No person or entity covered by this Section 2 may purchase Company securities on margin, borrow against Company securities held in a margin account, or pledge Company securities as collateral for a loan. However, an exception may be granted where a person wishes to pledge Company securities as collateral for a loan and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. Any person who wishes to pledge Company securities as collateral for a loan must submit a request for approval to the Chief Financial Officer or the General Counsel. 2.5 Prohibition on Short Sales and Derivative Transactions. No person or entity covered by this Section 2 may engage in any of the following types of transactions: • short sales of Company securities, including short sales “against the box” • purchases or sales of puts, calls or other derivative securities based on the Company’s securities; or • purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset and decrease the market value of the Company securities. 2.6 Partnership Distributions. Nothing in this policy is intended to limit the ability of a venture capital partnership or other similar entity with which a Director is affiliated to distribute Company securities to its partners, members or other similar persons. It is the responsibility of each affected Director and the affiliated entity, in consultation with their own counsel (as appropriate), to determine the timing of any distributions, based on all relevant facts and circumstances and applicable securities laws. 2.7 Underwritten Public Offering. Nothing in this policy is intended to limit the ability of any person to sell Company securities as a selling stockholder in an underwritten public offering pursuant to an effective registration statement in accordance with applicable securities law. 3. ADDITIONAL PROHIBITIONS APPLICABLE TO DIRECTORS, EXECUTIVE OFFICERS AND DESIGNATED EMPLOYEES 3.1 Covered Persons. This Section 3 applies to: • all Directors; • all executive officers; • such other employees as are designated from time to time by the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or the

7 General Counsel as being subject to this Section 3 (the “Designated Employees”); • all family members of Directors, executive officers and Designated Employees who share the same address as, or are financially dependent on, the Director, executive officer or Designated Employee and any other person who shares the same address as the Director, executive officer or Designated Employee (other than (x) an employee or tenant of the Director, executive officer or Designated Employee or (y) another unrelated person whom the General Counsel determines should not be covered by this policy); and • all corporations, partnerships, trusts or other entities controlled by any of the above persons, unless the entity has implemented policies or procedures designed to ensure that such person cannot influence transactions by the entity involving Company securities. 3.2 Notice and Pre-Clearance of Transactions. (a) Pre-Transaction Clearance. No person or entity covered by this Section 3 (a “Pre-Clearance Person”) may purchase or sell or otherwise acquire or dispose of securities of the Company, other than in a transaction permitted under Section 2.2(b), unless such person pre- clears the transaction with either the Chief Financial Officer or the General Counsel. A request for pre-clearance shall be made in accordance with the procedures established by the General Counsel. The Chief Financial Officer and the General Counsel shall have sole discretion to decide whether to clear any contemplated transaction. (The General Counsel shall have sole discretion to decide whether to clear transactions by the Chief Financial Officer or persons or entities subject to this policy as a result of their relationship with the Chief Financial Officer, and the Chief Financial Officer shall have sole discretion to decide whether to clear transactions by the General Counsel or persons or entities subject to this policy as a result of their relationship with the General Counsel.) All trades that are pre-cleared must be effected within five business days of receipt of the pre-clearance unless a specific exception has been granted by the General Counsel and/or the Chief Financial Officer. A pre-cleared trade (or any portion of a pre-cleared trade) that has not been effected during the five business day period must be pre-cleared again prior to execution. Notwithstanding receipt of pre-clearance, if the Pre-Clearance Person becomes aware of material non-public information or becomes subject to a blackout period before the transaction is effected, the transaction may not be completed. (b) Post-Transaction Notice. Each person or entity covered by this Section 3 who is subject to reporting obligations under Section 16 of the Exchange Act shall also notify the Chief Financial Officer or the General Counsel (or his or her designee) of the occurrence of any purchase, sale or other acquisition or disposition of securities of the Company as soon as possible following the transaction, but in any event within one business day after the transaction. Such notification may be oral or in writing (including by e-mail) and should include the identity of the covered person, the type of transaction, the date of the transaction, the number of shares involved and the purchase or sale price.

8 (c) Deemed Time of a Transaction. For purposes of this Section 3.2, a purchase, sale or other acquisition or disposition shall be deemed to occur at the time the person becomes irrevocably committed to it (for example, in the case of an open market purchase or sale, this occurs when the trade is executed, not when it settles). 4. REGULATION BTR If the Company is required to impose a “pension fund blackout period” under Regulation BTR, each Director and executive officer shall not, directly or indirectly sell, purchase or otherwise transfer during such blackout period any equity securities of the Company acquired in connection with his or her service as a director or officer of the Company, except as permitted by Regulation BTR. 5. PENALTIES FOR VIOLATION Violation of any of the foregoing rules is grounds for disciplinary action by the Company, including termination of employment. In addition to any disciplinary actions the Company may take, insider trading can also result in administrative, civil or criminal proceedings which can result in significant fines and civil penalties, being barred from service as an officer or director of a public company, or being sent to jail. Any failure to comply with the Insider Trading Policy by any employee of the Company will result in an assessment by the Company concerning appropriate disciplinary action, which may include reimbursement for any fines, fees, or expenses incurred by the Company as a result of any noncompliance with the Insider Trading Policy, cancellation of outstanding stock options, disqualification from performance-based compensation, and employee discipline up to and including termination. 6. COMPANY ASSISTANCE AND EDUCATION 6.1 Education. The Company shall take reasonable steps designed to ensure that all Directors and employees of the Company are educated about, and periodically reminded of, the federal securities law restrictions and Company policies regarding insider trading. 6.2 Assistance. The Company shall provide reasonable assistance to all Directors and executive officers, as requested by such Directors and executive officers, in connection with the filing of Forms 3, 4 and 5 under Section 16 of the Exchange Act. However, the ultimate responsibility, and liability, for timely filing remains with the Directors and executive officers. 6.3 Limitation on Liability. None of the Company, the Chief Financial Officer, the General Counsel or the Company’s other employees will have any liability for any delay in reviewing, or refusal of, a trading plan submitted pursuant to Section 2.2(b), a request for pre- clearance submitted pursuant to Section 3.2(a) or a request to allow a pledge submitted pursuant to Section 2.4. Notwithstanding any review of a trading plan pursuant to Section 2.2(b) or pre- clearance of a transaction pursuant to Section 3.2(a), none of the Company, the Chief Financial Officer, the General Counsel or the Company’s other employees assumes any liability for the legality or consequences of such trading plan or transaction to the person engaging in or adopting such trading plan or transaction.

EXHIBIT A-3

CONFIDENTIAL - SUBMITTED FOR SETTLEMENT DISCUSSION PURPOSES ONLY SUBJECT TO RULE 408 OF THE FEDERAL RULES OF EVIDENCE 1 IVERIC BIO, INC. Clawback Policy In the event both: (a) IVERIC bio, Inc. (the “Company”) is required to prepare an accounting restatement for periods that end on or after the effective date of this policy due to material noncompliance of the Company with any financial reporting requirement under the U.S. federal securities laws; and (b) the Board of Directors (or a duly established committee thereof), in its sole discretion, determines that an act or omission of a current or former executive officer of the Company contributed to the circumstances requiring the restatement and that such act or omission involved fraud or intentional misconduct (as defined below), shall have occurred, then the Company will use reasonable efforts to recover from such person up to 100% (as determined by the Board or committee in its sole discretion as appropriate based on the conduct involved) of any incentive-based compensation (including stock options awarded as compensation) from the Company during the three-year period preceding the date on which the Company is required to prepare such accounting restatement. Upon any restatement of the Company’s financial results, the Board shall oversee an investigation reasonably intended to assess (1) whether any compensation, including in particular any incentive-based compensation (including stock options awarded as compensation), was paid to the Company’s CEO, CFO, or any other executive officer on the basis of any misstated financial results; and (2) whether the restatement was caused by fraud or intentional misconduct (as defined below) of the CEO, CFO, or any other executive officer. The Company shall disclose in its Compensation Discussion and Analysis a summary of the Board’s investigation. The term “fraud or intentional misconduct” is intended to include reckless conduct (meaning any highly unreasonable act or omission, involving not merely simple, or even inexcusable negligence, but an extreme departure from the standards of ordinary care, and that is either known to the executive or is so obvious the executive must have been aware of it), but is not intended to include negligent conduct or grossly negligent conduct not meeting that definition. Further, the term “fraud or intentional misconduct” shall not include conduct in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation (including an executive officer’s good faith scientific or medical judgments). This policy shall apply to incentive-based compensation that is granted after the adoption of this policy. This policy shall be interpreted in a manner that is consistent with any applicable rules or regulations adopted by the Securities and Exchange Commission or NASDAQ pursuant to Section 10D of the Securities Exchange Act of 1934 (the “Applicable Rules”) and any other applicable law and shall otherwise be interpreted (including in the determination of amounts recoverable) in the business judgment of the Company’s Board of Directors (or a duly established committee thereof). To the extent the Applicable Rules require recovery of incentive-

2 based compensation in additional circumstances besides those specified above, nothing in this policy shall be deemed to limit or restrict the right or obligation of the Company to recover incentive-based compensation to the fullest extent required by the Applicable Rules.

EXHIBIT B

1 UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK LUIS PACHECO, Derivatively on Behalf of OPHTHOTECH CORPORATION, Plaintiff, v. DAVID R. GUYER, GLENN P. SBLENDORIO, DAVID E. REDLICK, THOMAS DYRBERG, AXEL BOLTE, MICHAEL J. ROSS, SAMIR C. PATEL, and NICHOLAS GALAKATOS, Defendants, -and- OPHTHOTECH CORPORATION, a Delaware corporation, Nominal Defendant. Case No. 1:18-cv-07999-VSB [PROPOSED] ORDER PRELIMINARILY APPROVING DERIVATIVE SETTLEMENT AND PROVIDING FOR NOTICE WHEREAS, Plaintiff has moved, pursuant to Federal Rule of Civil Procedure 23.1, for an order: (i) preliminarily approving the settlement of the Derivative Actions, in accordance with a Stipulation of Settlement, dated January 27, 2022 (the “Stipulation” or “Settlement”), which, together with the Exhibits annexed thereto, sets forth the terms and conditions for a proposed Settlement and dismissal of the Derivative Actions with prejudice; and (ii) approving the dissemination of the Notice of Proposed Settlement and of Settlement Hearing and Summary Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions; WHEREAS, all capitalized terms contained herein shall have the meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein); and

2 WHEREAS, this Court, having considered the Stipulation and the Exhibits annexed thereto and having considered the arguments of the Settling Parties on the motion for preliminary approval of the Settlement; NOW, THEREFORE, IT IS HEREBY ORDERED: 1. This Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing described below, the Stipulation and the Settlement set forth therein, including the terms and conditions for settlement and dismissal with prejudice of the Derivative Actions. 2. A hearing (the “Settlement Hearing”) shall be held before this Court on ___________, 2022, at __:___ __.m., at 40 Foley Square, New York, New York 10007, to determine whether the Settlement of the Derivative Actions on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate to IVERIC bio, Inc. f/k/a/ Ophthotech Corporation (“Ophthotech” or the “Company”) and its stockholders and should be approved by the Court; whether the Order and Final Judgment as provided in paragraph 1.15 of the Stipulation should be entered herein; and whether the agreed amount of attorneys’ fees and expenses to be paid by Defendants’ insurers to Plaintiffs’ Counsel should be approved. 3. The Court approves, as to form and content, the Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions annexed as Exhibit B-1 hereto (the “Long-Form Notice”) and the Summary Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions annexed as Exhibit B-2 hereto (the “Summary Notice” and collectively with the Long- Form Notice, the “Notice”), and finds that the publication of the Long-Form Notice, Summary Notice, and Stipulation, substantially in the manner and form set forth in this Order, meets the requirements of Federal Rule of Civil Procedure 23.1 and due process, is the best notice practicable

3 under the circumstances, and shall constitute due and sufficient notice to all Persons entitled thereto. 4. Within ten (10) business days after the entry of this Order, Ophthotech shall cause the Stipulation of Settlement and a copy of the Long-Form Notice, substantially in the form annexed as Exhibit B-1 to the Stipulation, to be filed with the SEC along with an SEC Form 8-K or other appropriate filing, and shall publish the Summary Notice, substantially in the form annexed as Exhibit B-2 to the Stipulation, one time in the national edition of Investors’ Business Daily. Ophthotech shall also publish the Stipulation of Settlement and Notice on an Internet page that Ophthotech shall create for this purpose, which shall be accessible via a link on the “Investor Relations” page of Ophthotech’s website, the address of which shall be contained in the Long- Form Notice and Summary Notice. 5. All costs incurred in the filing, publishing, and posting of the Notice shall be paid by Ophthotech, and Ophthotech shall undertake all administrative responsibility for such filing, publication, and posting. 6. Not later than thirty-five (35) calendar days before the Settlement Hearing, Defendants’ Counsel shall serve on Plaintiffs’ Counsel and file with the Court proof, by affidavit or declaration, that it has complied with paragraph 4 above. 7. Ophthotech Stockholders shall be bound by all orders, determinations, and judgments of this Court concerning the Settlement, whether favorable or unfavorable to Ophthotech stockholders. 8. Pending final determination by the Court of whether the Settlement should be approved, this Court preliminarily bars and enjoins Plaintiffs and all other Ophthotech stockholders from commencing, instituting, filing, intervening in, participating in, receiving any

4 benefit from, or prosecuting any action, including without limitation any derivative action, asserting any of the Released Claims against any of the Released Persons. Except as otherwise provided for in the Stipulation, all proceedings and discovery in the Derivative Actions shall be stayed, and no party to the Derivative Actions or any Ophthotech stockholder shall file or prosecute any action or proceeding in any court or tribunal relating to the Settlement or asserting any of the Released Claims against the Released Persons. 9. All papers in support of the Settlement and the separately negotiated attorneys’ fees and expenses shall be filed with the Court and served no later than twenty-eight (28) calendar days before the Settlement Hearing, and any reply briefs shall be filed with the Court seven (7) calendar days before the Settlement Hearing. 10. Any Current Company Stockholder may appear and show cause, if he, she, or it has any reason why the terms of the Settlement of the Derivative Actions, including the negotiated amount of attorneys’ fees and expenses, should not be approved as fair, reasonable and adequate, or why the Order and Final Judgment should not be entered thereon; provided, however, that, unless otherwise ordered by the Court, no Person shall be heard or entitled to contest the approval of all or any of the terms and conditions of the Settlement, or, if approved, the Order and Final Judgment to be entered thereon approving the same, unless that Person has, at least twenty-one (21) calendar days before the Settlement Hearing, filed with the Clerk of the Court appropriate proof of Ophthotech stock ownership, along with written objections, including the basis therefore, and copies of any papers and brief in support thereof. All written objections and supporting papers must be submitted to the Court either by mailing them to: Clerk of the Court United States District Court Southern District Of New York 40 Foley Square

5 New York, New York 10007 OR by filing them in person at any location of the United States District Court for the Southern District of New York. All written objections must also be mailed to: Plaintiffs’ Counsel: Brian J. Robbins Craig W. Smith Shane P. Sanders Robbins LLP 5040 Shoreham Place San Diego, CA 92122 Counsel for Plaintiff Luis Pacheco Defendants’ Counsel: Michael G. Bongiorno Jeremy T. Adler WILMER CUTLER PICKERING HALE AND DORR LLP 7 World Trade Center 250 Greenwich Street New York, NY 10007 Counsel for Defendants and Nominal Defendant Jordan D. Hershman MORGAN, LEWIS & BOCKIUS LLP One Federal Street Boston, MA 02110 Counsel for Defendants David R. Guyer and Samir C. Patel Any Person, including any Current Company Stockholder, who does not make an objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement as incorporated in the Stipulation and to any attorneys’ fees and expenses to be paid to

6 Plaintiffs’ Counsel, unless otherwise ordered by the Court, but shall otherwise be bound by the Order and Final Judgment to be entered and the releases to be given. 11. Any attorney hired by a stockholder for the purpose of objecting to the Settlement must file a notice of appearance with the Clerk of the Court no later than twenty-one (21) calendar days before the Settlement Hearing. 12. Plaintiffs’ Counsel and Defendants’ Counsel are directed to promptly furnish each other with copies of any and all objections that are served upon them or otherwise come into their possession. 13. Neither the Stipulation nor the Settlement, including the Exhibits attached thereto, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way as a concession, admission, or evidence of the validity of any Released Claims or any fault, wrongdoing, or liability of the Released Persons or Ophthotech; or (b) is or may be deemed to be or may be used as a presumption, admission, or evidence of any liability, fault or omission of any of the Released Persons or Ophthotech in any civil, criminal, administrative or other proceeding in any court, administrative agency, tribunal or other forum. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement, shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file or use the Stipulation, the Order and Final Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, standing, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

7 14. The Court reserves the right to adjourn the date of the Settlement Hearing or to hold the Settlement Hearing telephonically or via other remote method or to modify any other dates set forth herein without further notice to Ophthotech stockholders, and retains exclusive jurisdiction to consider all further applications arising out of or connected with the Settlement. The Court may approve the Settlement, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to Ophthotech stockholders. IT IS SO ORDERED. DATED: __________________ ____________________________________ HONORABLE VERNON S. BRODERICK UNITED STATES DISTRICT JUDGE 1551929

EXHIBIT B-1

1 UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK LUIS PACHECO, Derivatively on Behalf of OPHTHOTECH CORPORATION, Plaintiff, v. DAVID R. GUYER, GLENN P. SBLENDORIO, DAVID E. REDLICK, THOMAS DYRBERG, AXEL BOLTE, MICHAEL J. ROSS, SAMIR C. PATEL, and NICHOLAS GALAKATOS, Defendants, -and- OPHTHOTECH CORPORATION, a Delaware corporation, Nominal Defendant. Case No. 1:18-cv-07999-VSB NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTIONS TO: ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF IVERIC BIO, INC. F/K/A/ OPHTHOTECH CORPORATION (“OPHTHOTECH” OR THE “COMPANY”) AS OF JANUARY 27, 2022 (THE “RECORD DATE”), EXCLUDING DEFENDANTS AND ANY ENTITY IN WHICH THEY HAVE A CONTROLLING INTEREST AND OFFICERS AND DIRECTORS OF THE COMPANY AND THEIR LEGAL REPRESENTATIVES, HEIRS, SUCCESSORS, OR ASSIGNS. PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE- CAPTIONED DERIVATIVE ACTION AND OTHER SHAREHOLDER DERIVATIVE MATTERS AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS. IF YOU HOLD OPHTHOTECH COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

2 PLEASE NOTE THAT THERE IS NO CLAIMS PROCESS AND NO INDIVIDUAL STOCKHOLDER HAS THE RIGHT TO BE COMPENSATED AS A RESULT OF THE SETTLEMENT DESCRIBED BELOW. A federal court authorized this Notice. This is not a solicitation from a lawyer. I. WHY THE COMPANY HAS ISSUED THIS NOTICE Notice is hereby provided to you of the proposed settlement (the “Settlement”) of this stockholder derivative litigation and related matters. This Notice is provided by Order of the United States District Court for the Southern District of New York (the “Court”). It is not an expression of any opinion by the Court with respect to the truth of the allegations in the litigation or merits of the claims or defenses asserted by or against any party. It is solely to notify you of the terms of the proposed Settlement and your rights related thereto. The terms of the proposed Settlement are set forth in a written Stipulation of Settlement dated January 27, 2022 (“Stipulation”).1 A link to the Form 8-K filed with the SEC containing the text of the Stipulation may be found on Ophthotech’s website at the Investor Relations page at _______________________. Your rights may be affected by the settlement of the following matters, including without limitation all related stockholder demands: Pacheco v. Guyer, et al., Case No. 1:18-cv-07999- VSB (S.D.N.Y.); Ferber, et al. v. Bolte, et al., Index No. 154462/2021 (N.Y. Sup. Ct. N.Y. Cnty.); and the litigation demand made by shareholder Richard Waksman (together the “Derivative Actions”). Plaintiffs Luis Pacheco, Brian Ferber, Angel Ham and Richard Waksman (“Plaintiffs”) (on behalf of themselves and derivatively on behalf of Ophthotech); individual defendants David R. Guyer, Glenn P. Sblendorio, David E. Redlick, Thomas Dyrberg, Axel Bolte, Michael J. Ross, 1 Capitalized terms not otherwise defined shall have the same meanings as set forth in the Stipulation.

3 Samir C. Patel, Nicholas Galakatos; and nominal defendant Ophthotech (the “Defendants”) (Plaintiffs and Defendants collectively, the “Settling Parties”) have agreed upon terms to settle the above-referenced litigation and have signed the Stipulation setting forth those settlement terms. On ________________, 2022, at __:___ __.m., the Court will hold a hearing (the “Settlement Hearing”) in the Federal Derivative Action. The purpose of the Settlement Hearing is to determine: (i) whether the Settlement is fair, reasonable, and adequate, including the separately negotiated amount of attorneys’ fees and expenses for Plaintiffs’ Counsel and the case contribution awards for the Plaintiffs, and should be finally approved; (ii) whether a final judgment should be entered and the Federal Derivative Action dismissed with prejudice pursuant to the Stipulation; and (iii) such other matters as may be necessary and proper under the circumstances. II. OPHTHOTECH DERIVATIVE LITIGATION A. The Federal Derivative Action 1. Federal Plaintiff Commences This Derivative Litigation On August 31, 2018, Federal Plaintiff filed a Verified Stockholder Derivative Complaint for Breach of Fiduciary Duty, Waste of Corporate Assets, and Unjust Enrichment (the “Complaint”) against individual defendants David R. Guyer, Glenn P. Sblendorio, David E. Redlick, Thomas Dyrberg, Axel Bolte, Michael J. Ross, Samir C. Patel, and Nicholas Galakatos (the “Individual Defendants”), on behalf of nominal defendant Ophthotech, captioned Pacheco v. Guyer, et al., C.A. No. 1:18-cv-07999-VSB (the “Federal Derivative Action”). Federal Plaintiff alleged that the Individual Defendants made and permitted the issuance of public statements that omitted material facts concerning: (i) the average lesion size and average visual acuity of patients in the control group for the Phase 2b trial for the Company’s lead drug candidate, Fovista, which allegedly had the effect of overstating the drug’s efficacy; and (ii)

4 changes made to the patient inclusion and exclusion criteria for the Fovista Phase 3 trials compared to the prior Phase 2b trial that allegedly adversely impacted the potential for replicating the positive results of the Phase 2b trial. Federal Plaintiff further alleged that the Individual Defendants’ misstatements artificially inflated the Company’s stock price, and that certain of the Individual Defendants sold their personally held shares of Ophthotech stock at those inflated prices. Federal Plaintiff did not make a demand on Ophthotech’s Board of Directors (the “Board”) prior to filing suit and, instead, alleged that demand was excused as futile because there was reason to doubt (i) the disinterestedness of a majority of the Board members, based on the substantial threat of liability they faced; and (ii) the independence of a majority of the Board members, based on various business and financial entanglements. B. The Court Denies the Defendants’ Motion to Dismiss On December 14, 2018, the Defendants filed a Motion to Dismiss the Verified Stockholder Derivative Complaint (the “Motion to Dismiss”) pursuant to Federal Rule of Civil Procedure 23.1, arguing that Federal Plaintiff had failed to adequately allege that a pre-suit demand on the Board would have been futile. After the full briefing of the Motion to Dismiss, on September 19, 2019, the Court denied the Motion to Dismiss. C. The Board Forms a Special Litigation Committee In response to the denial of the Motion to Dismiss, on October 15, 2019, Ophthotech’s Board established a Special Litigation Committee (“SLC”). Pursuant to a resolution of the Board, the SLC was “fully empowered to take and direct any and all actions on behalf of the Company with respect to [the Federal Derivative Action] and any stockholder derivative litigation [thereafter] filed that raises substantially similar allegations … or otherwise with respect to the allegations therein, including but not limited to investigating and making determinations

5 concerning or related to claims and allegations of [the Federal Derivative Action], determining whether the pursuit of the [Federal Derivative Action] is in the Company’s best interests, causing the Company to pursue claims, causing the Company to seek the dismissal of claims, and seeking any form of relief or action by the Court with respect to the [Federal Derivative Action].” D. The Parties Agree to Terms on Discovery and a Temporary Stay Following extensive negotiations, the parties agreed on terms for (i) discovery; and (ii) a temporary stay in order to permit the SLC to conduct its investigation. Specifically, Defendants and the SLC, as appropriate and subject to the terms of the parties’ stipulation, agreed to produce to Federal Plaintiff: (i) any final written SLC investigation report or presentation, if any, and any documents identified or referenced therein; (ii) in connection with such final report, if any, other SLC-related documents, including, inter alia, documents concerning the formation and independence of the SLC, minutes of relevant meetings of the Board and the SLC, and correspondence between SLC members and other members of the Board (hereinafter, the “SLC- related documents”); (iii) copies of all documents and written responses to discovery requests produced to the plaintiff in Micholle v. Ophthotech Corporation, et al., C.A. No. 1:17-cv-00210- VSB-GWG (the “Securities Action”) in the form and manner in which such documents were produced to the Securities Action plaintiff; (iv) all written agreements regarding the scope of discovery to be produced by defendants in the Securities Action; and (v) all deposition transcripts generated in the Securities Action. E. Discovery and Information-Gathering Between June 2020 and April 2021, Ophthotech produced to Federal Plaintiff more than 100,000 documents constituting more than 4.2 million pages of material, which included transcripts of the depositions of percipient witnesses taken in the related Securities Class Action.

6 Federal Plaintiff’s Counsel attest that they used search terms and custodial information to identify and compile, and then reviewed and evaluated, critical non-public documents and deposition testimony produced by Ophthotech concerning the allegations underlying this litigation. On April 27, 2021, Federal Plaintiff’s Counsel participated in a meeting with counsel for the SLC. Federal Plaintiff’s Counsel made a presentation to SLC Counsel that addressed, among other things, (i) the factual allegations, the legal theories for recovery, and the damages alleged to have been suffered by the Company; (ii) corporate governance and other changes that had been made at the Company since the commencement of the Federal Derivative Action; and (iii) potential additional corporate governance measures that could help prevent a recurrence of the alleged wrongdoing. Federal Plaintiff’s Counsel and SLC Counsel also discussed the status of the SLC’s investigation and next steps, including the possibility of engaging in mediation to explore a potential resolution of the matter. F. The Litigation Demands 1. The Waksman Demand On June 22, 2018, Waksman made a demand for the inspection of documents of Ophthotech under 8 Del. C. §220 seeking documents concerning Fovista’s clinical trials and the sale of Ophthotech stock by certain insiders (the “220 Demand”). In response to the 220 Demand, Ophthotech and counsel for Waksman negotiated and entered into a confidentiality agreement. In late October of 2018, Ophthotech provided approximately 2,200 pages of documents to Waksman and his counsel. On January 23, 2019, subsequent to reviewing the documents, Waksman made a litigation demand on the Board, requesting that it take action to remedy breaches of fiduciary duties by the Individual Defendants in connection with alleged false and misleading statements concerning

7 Fovista and insider selling by defendants Patel, Guyer, Galakatos, and Sblendorio (the “Waksman Demand”). On March 7, 2019, counsel for Waksman was informed that the Board had formed a demand review committee (the “Demand Review Committee”). Subsequent to the making of the Waksman Demand, counsel for Waksman kept in regular contact with counsel for the Demand Review Committee and SLC concerning the Board’s investigations and eventually settlement talks. 2. The Ferber/Ham Demand On October 12, 2018, Ferber and Ham made a litigation demand upon the Board concerning Fovista’s clinical trials and the sale of Ophthotech stock by certain insiders (the “Litigation Demand”). In response to the Litigation Demand, counsel for Ophthotech and counsel for Ferber and Ham exchanged correspondence. On November 30, 2018, counsel for the Company informed Ferber and Ham that the Board had formed the Demand Review Committee to examine the Litigation Demand. Later, that committee’s membership was expanded to include Ophthotech director Adrienne Graves, and the SLC was appointed (as discussed above). Counsel for Ferber and Ham also requested that the Company obtain agreements tolling the statute of limitations from the individual defendants named in this Litigation Demand. The Company executed tolling agreements with the individuals. Thereafter, counsel for Ferber and Ham requested action by the SLC and a production of documents as to the investigation. Ferber and Ham subsequently filed an alleged demand-refused action in Supreme Court, New York County, captioned Ferber, et al. v. Bolte, et al., Index No. 154462/2021 on March 6, 2021 (the “State Derivative Action”). Thereafter, counsel for Ferber and Ham and counsel for the Defendants agreed to enter into a temporary stay of the State Derivative Action while the parties pursued global settlement talks. In addition, Ferber and Ham and counsel for the Defendants entered into a stipulation in

8 which the SLC agreed to produce to counsel for Ferber and Ham the SLC-related documents in accordance with the process provided for in connection with the Federal Derivative Action. 3. Settlement Efforts On June 21, 2021, the Settling Parties and the SLC participated in an all-day mediation session with the Honorable Layn R. Phillips (Fmr.) and Niki Mendoza, nationally recognized mediators with extensive experience mediating complex stockholder disputes similar to the Derivative Actions, and both of Phillips ADR (the “Mediator”). The Settling Parties and the SLC made substantial progress at the mediation but were unable to resolve the Derivative Actions that day. Over the course of the next month, the parties continued to engage in arm’s-length negotiations regarding the terms of a potential settlement, including, in particular, corporate governance measures at Ophthotech that could form the basis for a settlement. These post- mediation negotiations were conducted via written and telephonic communications, with the continued oversight of the Mediator. The Settling Parties ultimately reached an agreement in principle on the material substantive terms of the Settlement, including the Corporate Governance Measures. Thereafter, with the substantial involvement of the Mediator, the Settling Parties commenced negotiations regarding the attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel. Despite their good faith efforts, the Settling Parties were unable to reach an agreement on an appropriate amount of attorneys’ fees on their own. Accordingly, on September 1, 2021, the Mediator issued a mediator’s recommendation for attorneys’ fees and expenses in the amount of $2,450,000, to be paid to Plaintiffs’ Counsel by the Individual Defendants’ insurer(s) (the “Fee

9 and Expense Amount”). The Settling Parties agreed to the mediator’s recommendation regarding the Fee and Expense Amount on September 3, 2021. III. PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT Plaintiffs believe that the Derivative Actions have substantial merit, and Plaintiffs’ entry into the Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Derivative Actions. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Derivative Actions against the Individual Defendants through trial and possible appeals. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Derivative Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs’ Counsel are also mindful of the inherent problems of prevailing in the face of a potential motion to terminate by the SLC that was appointed by the Board here, the possible defenses to the claims brought in the Derivative Actions, and the difficulty of prevailing at trial in shareholder derivative litigation, generally. Plaintiffs’ Counsel have conducted extensive investigation and analysis, including, inter alia: (i) reviewing the voluminous non-public documents produced in the course of this litigation, including the discovery generated in the related Securities Action and produced to Federal Plaintiff; (ii) reviewing Ophthotech’s press releases, public statements, U.S. Securities and Exchange Commission (“SEC”) filings, and securities analysts’ reports and advisories about the Company; (iii) reviewing related media reports about the Company; (iv) researching applicable law with respect to the claims alleged in the Derivative Actions and potential defenses thereto; (v) preparing and filing derivative complaints; (vi) preparing and sending inspection and litigation

10 demands; (vii) conducting damages analyses; (viii) evaluating the merits of, and the defendants’ potential liability in connection with, the Securities Action; (ix) participating in a formal meeting and making a presentation to SLC Counsel regarding the factual allegations, the legal theories for recovery, the damages alleged to have been suffered by the Company, corporate governance and other changes that had been made at the Company, and potential additional corporate governance measures that could help prevent a recurrence of the alleged wrongdoing; (x) reviewing the Company’s existing corporate governance policies and preparing comprehensive yet targeted settlement demands detailing proposed corporate governance measures to strengthen the Company’s governance; (xi) participating in extensive settlement discussions, including an all-day mediation and continued follow-up communications with SLC Counsel and Defendants’ Counsel and the Mediator; and (xii) negotiating the Stipulation and the exhibits hereto. Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Ophthotech. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of Ophthotech and have agreed to settle the Derivative Actions upon the terms and subject to the conditions set forth herein. IV. DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiffs in the Derivative Actions, and the Individual Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Derivative Actions. Defendants have also taken into account the uncertainty and risks inherent in

11 any litigation, especially in complex cases like the Derivative Actions. Defendants have, therefore, determined that it is in the best interests of Ophthotech for the Derivative Actions to be settled in the manner and upon the terms and conditions set forth in the Stipulation. Neither the Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referenced by or attached to the Stipulation, nor any action taken to carry out the Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or as an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever. V. INDEPENDENT DIRECTOR APPROVAL The members of the SLC, acting on behalf of the Company, have unanimously approved a resolution reflecting their determination, in an exercise of their business judgment, that: (a) Plaintiffs’ litigation and settlement efforts in the Derivative Actions were a material and contributing factor in the Board’s agreement to adopt, implement, and maintain the Corporate Governance Measures for the agreed term; (b) the Corporate Governance Measures reflected in Exhibit A to the Stipulation confer substantial benefits on the Company and its stockholders; and (c) the Settlement is fair, reasonable and in the best interests of the Company and its stockholders. VI. TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT The principal terms, conditions, and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation and its accompanying Exhibits, which have been filed with the Court and are available at a link on Ophthotech’s website at the Investor Relations page at _______________________________________.

12 In connection with the Settlement of the Derivative Actions, Ophthotech’s Board shall adopt and maintain the corporate governance measures (the “Corporate Governance Measures”) described below within sixty (60) days after the Court’s final approval of the proposed Settlement. The Corporate Governance Measures shall remain in effect for a period of no less than four (4) years following final settlement approval, except for modifications required by applicable law, regulation, or fiduciary duty, or upon a Change in Control Event, in which case all duties and obligations to maintain the Corporate Governance Measures shall become subject to the good faith exercise of the succeeding board’s or controlling group’s or entity’s business judgment. The Corporate Governance Measures may be amended or eliminated if a majority of the independent members of the Board determine in a good faith exercise of their business judgment that the implementation or maintenance of the Corporate Governance Measure(s) would be contrary to applicable laws or regulations, including the Board’s fiduciary duties. In such event, the independent directors, to the extent their fiduciary obligations allow based upon their good faith exercise of business judgment, shall adopt an amended or substitute reform that addresses the same goals, purposes and/or functions of the original Corporate Governance Measure(s) as soon as practicable. Any changes made pursuant to this provision shall be published in the Company’s next regular quarterly filing with the SEC. CORPORATE GOVERNANCE MEASURES 1. CORPORATE GOVERNANCE MEASURES TO BE IMPLEMENTED AND MAINTAINED BY IVERIC BIO, INC. (f/k/a/ OPHTHOTECH CORPORATION) AS A RESULT OF THE SETTLEMENT • In addition to the prior Board changes already implemented in the context of the Derivative Actions (as referenced in Section 2), the Board shall appoint another new independent

13 board member. The Board shall retain a third-party search firm to identify a pool of candidates to fill the new board position.2 • The Board shall ensure that at all times at least fifty-five percent (55%) of its members satisfy the requirements of Nasdaq Rule 5605(a)(2) for determining the “independence” of independent directors. • The Board shall identify and designate a lead independent director in the event that the positions of CEO and Chairman are in the future held by the same individual. The responsibilities of the lead independent director, if one is designated, shall include (among other things): (i) working directly with management and the Board to ensure the preparation of meeting agendas, materials and schedules; (ii) assessing and advising the Board as to the quality, quantity, and timeliness of the information provided to the Board by management to assist the Board in performing its oversight duties; (iii) approving the agenda for, and moderating executive sessions of, the Board, and acting as principal liaison between the Board and management on sensitive issues; (iv) acting as liaison between the independent directors and the Chairman of the Board and management (however, each director is free to communicate directly with the Chairman of the Board and management); and (v) leading the Board’s and the Compensation Committee’s evaluation of the performance of the Company’s CEO. • In conducting a formal broad search for board of director candidates, the Board shall instruct any search firm engaged for such purpose that the initial pool of candidates shall be comprised of at least 50% of women and racially or ethnically diverse candidates, with at least 25% of those candidates being racially or ethnically diverse. • The Board shall limit directors from serving as board members at “direct competitors” of the Company at any time. o “Direct competitors” shall be defined as “any company that engages in the research, development or commercialization of pharmaceutical or diagnostic products to treat (i) each of Stargardt disease, Best disease, leber congenital amaurosis (subtype 10), Usher syndrome type 2A-related inherited retinal diseases and rhodopsin- mediated autosomal dominant retinitis pigmentosa via any mechanism of action, (ii) ocular diseases whose primary mechanism of action is directed at the C5 molecule and/or its receptor or (iii) GA or AMD whose primary mechanism of action is directed at the HtrA1 enzyme.” 2 On January 5, 2022, the Board of Directors of the Company elected Christine Ann Miller as a Director of the Company. The election of Ms. Miller was intended to satisfy this Measure, and the Settling Parties agree the timing of the appointment (prior to final approval of the Settlement Agreement) shall not be used as a basis for any party to assert that the appointment of Ms. Miller does not satisfy this Measure.

14 • Absent extenuating circumstances, directors shall be required to attend either in person or virtually the annual shareholder meeting. • The Company shall adopt a formal Charter for the management-level Disclosure Committee, which is attached hereto as Exhibit 1, reflecting the duties and responsibilities of the Disclosure Committee. The Charter shall provide, among other duties and responsibilities of the Disclosure Committee, that the Disclosure Committee is responsible for: o Reviewing in advance the Company’s quarterly earnings press releases and related materials (such as earnings conference call scripts) with respect to the adequacy and accuracy of the disclosures included therein; o Reviewing transcripts of analyst conference calls and other investor presentations with respect to the accuracy of any disclosures made, advising the Audit Committee of any corrections that the Disclosure Committee determines need to be made, and oversight with respect to the drafting of any required corrective disclosures; o Preparing and submitting to the Board a written report whenever any new material disclosure risks are identified concerning developments in the Company's clinical trials and drug approval efforts; o Providing a written report to the Audit Committee, at least quarterly, regarding potential or actual material disclosure issues identified; and o Providing a report to the Board, at least annually, summarizing its activities, conclusions, and recommendations for the past year and its agenda for the coming year. • The Charter of the Research and Development Committee (which was created in the context of the Derivative Actions) shall be amended to provide (among other things) that the Research and Development Committee shall be responsible for: (i) reviewing and evaluating the design of the Company’s clinical trials; (ii) tracking and evaluating the progress of all ongoing clinical trials; (iii) tracking the Company’s ongoing relationships with any regulatory agency governing the clinical trials, including without limitation, the FDA; and (iv) working in conjunction with the Company’s management-level Disclosure Committee and the Audit Committee to facilitate the Board’s oversight of disclosure controls with respect to the Company’s public disclosures regarding the status of any clinical trials undertaken by the Company, as well as communications with any regulatory agency governing the clinical trials, including without limitation, the FDA. The Research and Development Committee shall ensure that the Audit Committee and the Board are promptly made aware when any issues arising out of a clinical trial are considered material by the Research and Development Committee. The Research and Development Committee shall report at least annually to the Board with respect to its activities, conclusions, and recommendations for the past year and its agenda for the coming year.

15 • The Charter of the Audit Committee shall be amended to include the following additional responsibilities: o The Audit Committee shall receive quarterly (and more often as warranted) updates from the Chief Financial Officer and/or the Company’s management-level Disclosure Committee regarding the efforts of the Disclosure Committee. The Audit Committee shall work in conjunction with the Disclosure Committee and the Research and Development Committee to facilitate the Board’s oversight of disclosure controls with respect to the Company’s public disclosures regarding the status of any clinical trials undertaken by the Company, as well as interactions with the FDA. o The Audit Committee shall receive quarterly (and more often as necessary) updates from the Company’s management on its risk management process. The Audit Committee shall report to the Board whenever any material risks relating to the Company’s legal and/or regulatory compliance are identified, including with respect to recommendations regarding proposals for mitigating these risks, as well as relevant considerations relating to the Company’s public disclosures of these risks. o The Audit Committee shall receive reports from and coordinate with the Research and Development Committee regarding the integrity and accuracy of the Company’s press releases and regulatory filings with respect to its clinical trials and studies. In the event the Research and Development Committee presents the Audit Committee with information concerning any developments related to a clinical trial that are sufficiently material to trigger a disclosure obligation, the Audit Committee shall assess whether any corrective or other disclosures are required. o The Audit Committee shall receive annually a report listing all trades in the Company’s securities engaged in by Section 16 officers of the Company. • The Charter of the Nominating and Corporate Governance Committee shall be amended to provide that the Committee shall meet either in-person or virtually with each prospective new Board member prior to his or her nomination to the Board. • The Charter of the Compensation and Talent Strategy Committee shall be amended to provide that: (i) in its consideration of compensation recommendations with respect to the Company’s executive officers, the Committee will take into account performance as it relates to both legal compliance and compliance with the Company’s internal policies and procedures; (ii) in its consideration of severance arrangements recommendations with respect to the Company’s executive officers, the Committee will take into account performance as it relates to both legal compliance and compliance with the Company’s internal policies and procedures; and (iii) the Committee shall consist of at least three (3) members.

16 • As an initial action item following the Company’s commercialization of one or more of its therapeutic product candidates (“commercialization”), in the event the Company does not yet have a Chief Compliance Officer, the Company will appoint a Chief Compliance Officer as soon as is practicable, unless the Audit Committee, in conjunction with input from an outside independent consultant, determines in good faith that it is not in the Company’s best interests, taking into account, among other considerations, the regulatory compliance obligations and financial resources of the Company. In the event the Company has not appointed a Chief Compliance Officer within six (6) months of commercialization, the Audit Committee shall provide a report regarding its determinations, the reasons for not appointing a Chief Compliance Officer, and how the duties of a Chief Compliance Officer otherwise will be fulfilled by other existing positions to the Board. • The Insider Trading Policy shall be amended to incorporate the following revisions, which are reflected in the amended Insider Trading Policy attached hereto as Exhibit 2: o The Company shall undertake an annual review reasonably intended to ensure that the Insider Trading Policy remains up-to-date with respect to insider trading laws and regulations. o The Company shall obtain annual written certifications from directors, and executive officers indicating that those individuals have read and understood the terms of the Insider Trading Policy. o In the next quarterly filing following the approval of a new or amended Rule 10b5- 1 plan for any director or executive officer, the Company shall disclose: (1) the name of the plan enrollee; (2) the date the plan was entered into; and (3) the date the plan expires, if applicable. o Except as provided in Section 2.2(b) of the Insider Trading Policy, during the pendency of any Company-funded open market stock buy-back program, no director or officer subject to reporting obligations under Section 16 of the Exchange Act shall be permitted to sell stock of the Company. o Except as provided in Section 2.2(b) of the Insider Trading Policy, officers subject to reporting obligations under Section 16 of the Exchange Act shall be prohibited from trading securities of the Company for the period of time beginning no later than the fifteenth (15th) day of the last month of each quarter and ending upon the completion of the second full trading day after the public announcement of earnings each quarter. o Any failure to comply with the Insider Trading Policy by any employee of the Company will result in an assessment by the Company concerning appropriate disciplinary action, which may include reimbursement for any fines, fees, or expenses incurred by the Company as a result of any noncompliance with the Insider Trading Policy, cancellation of outstanding stock options, disqualification from performance-based compensation, and employee discipline up to and including termination.

17 • The Clawback Policy shall be amended to provide the following, which is reflected in the amended Clawback Policy attached hereto as Exhibit 3: o Upon any restatement of the Company’s financial results, the Board shall oversee an investigation reasonably intended to assess (1) whether any compensation, including in particular any incentive-based compensation (including stock options awarded as compensation), was paid to the Company’s CEO, CFO, or any other executive officer on the basis of any misstated financial results; and (2) whether the restatement was caused by fraud or intentional misconduct (as defined below in Exhibit 3) of the CEO, CFO, or any other executive officer. o The Company shall disclose in its Compensation Discussion and Analysis a summary of the Board’s investigation. • The Board shall maintain and publish on the Company’s website the following policies (as revised, where appropriate) for the entirety of the Compliance Term: o Insider Trading Policy o Related Person Transactions Policy o Clawback Policy • The Code of Business Conduct and Ethics shall be amended to require that the Company institute mandatory annual employee training concerning applicable policies and codes of conduct, as appropriate given the employee’s role within the Company. • The Board shall maintain the provision in the Corporate Governance Guidelines that requires new directors to participate in the Company’s orientation program for new directors. • The Board shall amend the Corporate Governance Guidelines to require director participation in continuing education for directors, as the Board determines appropriate. • The Board shall publish the revised Corporate Governance Guidelines and Code of Business Conduct and Ethics on the Company’s website and include a link to those documents in the Company’s proxy statements. • The Board shall publish all Board committee charters, as revised, on the Company’s website for the at least the duration of the Compliance Term. • In the event that a final non-appealable judgment is entered against defendant Guyer and/or defendant Patel following summary adjudication or trial, including the conclusion of any and all appeals, in Micholle v. Ophthotech Corporation, et al., Case No. 1:17-cv-00210- VSB-GWG (S.D.N.Y.) (the “Securities Class Action”) for violation(s) of federal securities laws in which defendant Guyer and/or defendant Patel is found to have acted willfully in bad faith, Ophthotech shall, to the extent not inconsistent with applicable legal obligations,

18 including but not limited to the Company’s legal obligations to defendants Guyer and Patel contained in the Company’s Fourth Amended and Restated Certificate of Incorporation, Paragraph TENTH, pursue sums previously paid pursuant to the Company’s advancement and/or indemnification obligations to or for the benefit of the defendant(s) against whom such a final non-appealable judgment is entered. 2. CORPORATE GOVERNANCE ENHANCEMENTS AND OTHER CHANGES ALREADY IMPLEMENTED • The Derivative Actions were a factor considered by the Company and its Board in connection with modifications it made to its board composition and structure in the period between (1) the filing of such litigation and the transmittal of litigation demands and (2) the parties’ agreement in principle in connection with mediation to settle these Derivative Actions. Such modifications include the appointment of new, non-defendant directors to fill vacancies created by director departures. • Concerns, including as expressed by the derivative plaintiffs in litigation and the demanding shareholders in correspondence and demands, were substantial contributing factors to the following corporate governance measures and enhancements: o Adoption of the Clawback Policy o Adoption of the Stock Retention and Ownership Guidelines o Amendments to the Code of Business Conduct and Ethics VII. PLAINTIFFS’ COUNSEL’S SEPARATELY NEGOTIATED AGREED-TO ATTORNEYS’ FEES AND EXPENSES After negotiating the principal terms of the Settlement, counsel for the Settling Parties, the SLC, and the Individual Defendants’ insurers, acting by and through their respective counsel, with the substantial assistance of the Mediator, separately negotiated the attorneys’ fees and expenses the Individual Defendants would cause their insurers to pay to Plaintiffs’ Counsel based on the substantial benefits conferred upon Ophthotech by the Settlement. In consideration of the substantial benefits conferred upon Ophthotech as a direct result of the Settlement and the efforts of Plaintiffs and Plaintiffs’ Counsel in the Derivative Actions, and subject to Court approval, the Individual Defendants shall cause their insurers to pay Plaintiffs’ Counsel attorneys’ fees and expenses in the total amount of $2,450,000 (the “Fee and Expense

19 Amount”). The members of the SLC, in the good faith exercise of their business judgment, have approved the agreed-to Fee and Expense Amount in light of the substantial benefits conferred upon Ophthotech as a result of the Settlement and Plaintiffs’ Counsel’s efforts in this litigation. The Settling Parties further stipulated that Plaintiffs’ Counsel may apply to the Court for service awards of up to $5,000 for each of the Plaintiffs, only to be paid upon Court approval, and to be paid from the Fee and Expense Amount, in recognition of Plaintiffs’ participation and effort in the prosecution of the Derivative Actions. VIII. SETTLEMENT HEARING On ________________, 2022, at __:___ __.m., the Court will hold the Settlement Hearing at the United States District Court for the Southern District of New York, 40 Foley Square, New York, New York 10007. At the Settlement Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable, and adequate and thus should be finally approved, whether the separately negotiated Fee and Expense Amount and Plaintiffs’ service awards should be approved, and whether the Derivative Actions should be dismissed with prejudice pursuant to the Stipulation. Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and all Current Company Stockholders are barred and enjoined from commencing, instituting, filing, intervening in, participating in, receiving any benefit from, or prosecuting any action, including without limitation any derivative action, asserting any of the Released Claims against any of the Released Persons. IX. RIGHT TO ATTEND SETTLEMENT HEARING Any current Ophthotech stockholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change

20 the hearing date or time without further notice or to hold it telephonically or via another remote process. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. Current Company Stockholders who have no objection to the Settlement do not need to appear at the Settlement Hearing or take any other action. X. RIGHT TO OBJECT TO THE PROPOSED DERIVATIVE SETTLEMENT AND PROCEDURES FOR DOING SO Any current Ophthotech stockholder may appear and show cause, if he, she, or it has any reason why the Settlement of the Derivative Actions should not be approved as fair, reasonable, and adequate, or why a judgment should not be entered thereon, or why the separately negotiated attorneys’ fees and expenses should not be approved. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures. A. You Must Make Detailed Objections in Writing Any objections must be presented in writing and must contain the following information: 1. Your name, legal address, and telephone number; 2. The case name and number (Pacheco v. Guyer, Case No. 1:18-cv-07999); 3. Proof of being an Ophthotech stockholder as of the Record Date, January 27, 2022. 4. The date(s) you acquired your Ophthotech shares; 5. A statement of each objection being made; 6. Notice of whether you intend to appear at the Settlement Hearing (you are not required to appear); and

21 7. Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony. The Court may not consider any objection that does not substantially comply with these requirements. B. You Must Timely Deliver Written Objections to the Court All written objections and supporting papers must be submitted to the Court either by mailing them to: Clerk of the Court UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK 40 Foley Square New York, New York 10007 OR by filing them in person at any location of the United States District Court for the Southern District of New York. YOUR WRITTEN OBJECTIONS MUST BE POSTMARKED OR ON FILE WITH THE CLERK OF THE COURT NO LATER THAN _______________. Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court. Your written objection must also be mailed to: Plaintiffs’ Counsel: Brian J. Robbins Craig W. Smith Shane P. Sanders Robbins LLP 5040 Shoreham Place San Diego, CA 92122 Counsel for Plaintiff Luis Pacheco

22 Defendants’ Counsel: Michael G. Bongiorno Jeremy T. Adler WILMER CUTLER PICKERING HALE AND DORR LLP 7 World Trade Center 250 Greenwich Street New York, NY 10007 Counsel for Defendants and Nominal Defendant Jordan D. Hershman MORGAN, LEWIS & BOCKIUS LLP One Federal Street Boston, MA 02110 Counsel for Defendants David R. Guyer and Samir C. Patel Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement as incorporated in the Stipulation or otherwise to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding, and, unless otherwise ordered by the Court, shall be bound by the Judgment to be entered and the releases to be given. XI. RELEASES Upon the Effective Date, the Releasing Parties shall be deemed to have fully, finally, and forever released, relinquished, and discharged with prejudice and on the merits, to the fullest extent permitted by law, each and all of the Released Persons from and with respect to each and all of the Released Claims (including Unknown Claims), and will be forever barred and enjoined from commencing, instituting, or prosecuting any action or proceeding, in any forum, asserting any of the Released Claims against any of the Released Persons, including but not limited to any and all

23 claims arising out of, relating to, or in connection with the defense, settlement, or resolution of the Derivative Actions against the Released Persons. Upon the Effective Date, each of the Defendants shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiffs and Plaintiffs’ Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Actions or the Released Claims. Upon the Effective Date, each of the Settling Parties shall be deemed to have fully, finally, and forever released, relinquished, and discharged the members of the SLC and SLC Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the investigation, settlement, or resolution of the Derivative Actions or the Released Claims. “Released Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including without limitation Unknown Claims (as defined in paragraph 1.33 of the Stipulation), whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule, brought or that could be brought by Ophthotech or derivatively on behalf of Ophthotech that arise out of or relate to: (i) the allegations asserted in the Derivative Actions; or (ii) the Settlement, except for any claims to enforce the Settlement. Excluded from the term “Released Claims” are all claims asserted in the Securities Action.

24 “Released Persons” means collectively, Ophthotech, the Individual Defendants, and their Related Persons. “Related Persons” means: (i) with regard to each Individual Defendant, the Individual Defendants’ spouses, marital communities, immediate family members, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns or any other entity in which any Individual Defendant has a controlling interest, and each and all of their respective past and present officers, directors, employees, agents, affiliates, parents, subsidiaries, divisions, attorneys, accountants, auditors, advisors, insurers, co-insurers, re-insurers, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns; and (ii) with regard to Ophthotech, all past or present agents, officers, directors, attorneys, accountants, auditors, advisors, insurers, co-insurers, reinsurers, partners, controlling shareholders, joint venturers, related or affiliated entities, advisors, employees, affiliates, predecessors, successors, parents, subsidiaries, insurers, and assigns for Ophthotech. “Releasing Parties” means Plaintiffs, all other Current Company Stockholders, Plaintiffs’ Counsel, and Ophthotech XII. HOW TO OBTAIN ADDITIONAL INFORMATION This Notice summarizes the Stipulation. It is not a complete statement of the events of the Derivative Actions or the Settlement contained in the Stipulation. You may inspect the Stipulation and other papers in the Derivative Actions at the United States District Court Clerk’s office at any time during regular business hours of each business day. The Clerk’s office is located at the United States District Court for the Southern District of New York, 40 Foley Square, New York, New York 10007. However, you may visit the Company’s website to inspect the Stipulation or contact counsel listed below. The Clerk’s office will not mail

25 copies to you. You may also view and download the Stipulation at ____________________________________________________. If you have any questions about matters in this Notice, you may contact: Brian J. Robbins Craig W. Smith Shane P. Sanders Robbins LLP 5040 Shoreham Place San Diego, CA 92122 Counsel for Plaintiff Luis Pacheco PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE. DATED: _____________, 2022 BY ORDER OF THE COURT UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK

EXHIBIT B-2

UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK LUIS PACHECO, Derivatively on Behalf of OPHTHOTECH CORPORATION, Plaintiff, v. DAVID R. GUYER, GLENN P. SBLENDORIO, DAVID E. REDLICK, THOMAS DYRBERG, AXEL BOLTE, MICHAEL J. ROSS, SAMIR C. PATEL, and NICHOLAS GALAKATOS, Defendants, -and- OPHTHOTECH CORPORATION, a Delaware corporation, Nominal Defendant. Case No. 1:18-cv-07999-VSB SUMMARY NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTIONS

1 TO: ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF IVERIC BIO, INC. F/K/A/ OPHTHOTECH CORPORATION (“OPHTHOTECH” OR THE “COMPANY”) AS OF JANUARY 27, 2022 (THE “RECORD DATE”), EXCLUDING DEFENDANTS AND ANY ENTITY IN WHICH THEY HAVE A CONTROLLING INTEREST AND OFFICERS AND DIRECTORS OF THE COMPANY AND THEIR LEGAL REPRESENTATIVES, HEIRS, SUCCESSORS, OR ASSIGNS PLEASE TAKE NOTICE that the shareholder Derivative Actions1 are being settled on the terms set forth in a Stipulation of Settlement, dated January 27, 2022 (the “Stipulation” or “Settlement”). This notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the United States District Court for the Southern District of New York. A link to the text of the Stipulation and the full-length Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions may be found on the Company’s website at the Investor Relations page at ___________________________________. All capitalized terms herein have the same meanings as set forth in the Stipulation. Under the terms of the Stipulation, as part of the proposed Settlement, Ophthotech has agreed to adopt within sixty (60) days of Court’s final approval of the Settlement certain corporate governance measures that serve as the basis for the resolution of the claims asserted in the Derivative Actions. The Company has agreed to maintain those governance measures for a period of no less than four (4) years.2 The corporate governance measures are detailed in their entirety in Exhibit A to the Stipulation and the exhibits attached thereto. 1 The Settlement also resolves all claims asserted in a second action styled Ferber, et al. v. Bolte, et al., Index No. 154462/2021 (N.Y. Sup. Ct. N.Y. Cnty.) and in a litigation demand made by shareholder Richard Waksman (together the “Derivative Actions”). Plaintiffs are Luis Pacheco, Brian Ferber, Angel Ham, and Richard Waksman. 2 The corporate governance measures required by the Settlement may be eliminated or modified to the extent required by applicable law, regulation, or fiduciary duty, or upon a Change in Control Event, in which case all duties and obligations to maintain the Corporate Governance Measures

2 The Special Litigation Committee (“SLC”), a committee of outside non-defendant directors established to investigate and take and direct any and all actions on behalf of the Company with respect to the Derivative Actions, participated in the negotiation of the Settlement, and reviewed the proposed derivative settlement terms. The members of the SLC, acting on the Company’s behalf, have unanimously approved a resolution reflecting their determination, in an exercise of their business judgment, that: (a) Plaintiffs’ litigation and settlement efforts in the Derivative Actions were a material and contributing factor in the Board’s agreement to adopt, implement, and maintain the Corporate Governance Measures for the agreed term; (b) the Corporate Governance Measures reflected in Exhibit A to the Stipulation confer substantial benefits on the Company and its stockholders; and (c) the Settlement is fair, reasonable and in the best interests of the Company and its stockholders. After negotiating the principal terms of the Settlement, counsel for the Settling Parties, the SLC, and Defendants’ insurers, acting by and through their respective counsel, and with the substantial assistance of the Mediator, separately negotiated the attorneys’ fees and expenses the Individual Defendants would cause their insurers to pay to Plaintiffs’ Counsel based on the substantial benefits conferred upon Ophthotech by the Settlement. In consideration of the substantial benefits conferred upon Ophthotech as a direct result of the Settlement and the efforts shall become subject to the good faith exercise of the succeeding board’s or controlling group’s or entity’s business judgment. The Corporate Governance Measures may be amended or eliminated if a majority of the independent members of the Board determine in a good faith exercise of their business judgment that the implementation or maintenance of the Corporate Governance Measure(s) would be contrary to applicable laws or regulations, including the Board’s fiduciary duties. In such event, the independent directors, to the extent their fiduciary obligations allow based upon their good faith exercise of business judgment, shall adopt an amended or substitute reform that addresses the same goals, purposes and/or functions of the original Corporate Governance Measure(s) as soon as practicable. Any changes made pursuant to the above shall be published in the Company’s next regular quarterly filing with the SEC.

3 of Plaintiffs and Plaintiffs’ Counsel in the Derivative Actions, and subject to Court approval, the Individual Defendants shall cause their insurers to pay Plaintiffs’ Counsel attorneys’ fees and expenses in the total amount of $2,450,000 (the “Fee and Expense Amount”). The members of the SLC, in the good faith exercise of their business judgment, have approved the agreed-to Fee and Expense Amount in light of the substantial benefits conferred upon Ophthotech as a result of the Settlement and Plaintiffs’ Counsel’s efforts in this litigation.3 IF YOU WERE A RECORD OR BENEFICIAL OWNER OF OPHTHOTECH COMMON STOCK AS OF JANUARY 27, 2022, PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY AS YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE ABOVE-REFERENCED LITIGATION. On ________________, 2022, at __:___ __.m., a hearing (the “Settlement Hearing”) will be held at the United States District Court for the Southern District of New York, 40 Foley Square, New York, New York 10007, before the Honorable Vernon S. Broderick to determine: (i) whether the terms of the proposed Settlement, including the separately negotiated attorneys’ fees and expenses and the service awards, should be approved as fair, reasonable, and adequate; and (2) whether the Derivative Actions should be dismissed on the merits and with prejudice on the terms set forth in the Stipulation. Any Ophthotech stockholder that objects to the Settlement shall have a right to appear and to be heard at the Settlement Hearing, provided that he, she, or it was a stockholder of record or beneficial owner as of January 27, 2022. Any Ophthotech stockholder who satisfies this 3 The Settling Parties further stipulated that Plaintiffs’ Counsel may apply to the Court for service awards of up to $5,000 for each of the Plaintiffs, only to be paid upon Court approval, and to be paid from the Fee and Expense Amount, in recognition of Plaintiffs’ participation and effort in the prosecution of the Derivative Actions.

4 requirement may enter an appearance through counsel of such stockholder’s own choosing and at such stockholder’s own expense, or may appear on their own. However, no stockholder of Ophthotech shall be heard at the Settlement Hearing unless, no later than ___________, 2022, such stockholder has filed with the Court and counsel for the parties, a written notice of objection containing the following information: 1. Your name, legal address, and telephone number; 2. The case name and number (Pacheco v. Guyer, Case No. 1:18-cv-07999); 3. Proof of being an Ophthotech stockholder as of the Record Date, January 27, 2022. 4. The date(s) you acquired your Ophthotech shares; 5. A statement of each objection being made; 6. Notice of whether you intend to appear at the Settlement Hearing (you are not required to appear); and 7. Copies of any papers you intend to submit, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony. Only stockholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise. If you wish to object to the proposed Settlement, you must file the written objection described above with the Court and counsel for the parties on or before ______________, 2022. Any Person who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall be forever foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement as incorporated in the

5 Stipulation and/or to the separately negotiated attorneys’ fees and expenses to Plaintiffs’ Counsel, unless otherwise ordered by the Court, but shall otherwise be bound by the Judgment to be entered and the releases to be given. If you have any questions about matters in this Notice, you may contact: Plaintiffs’ Counsel: Brian J. Robbins Craig W. Smith Shane P. Sanders Robbins LLP 5040 Shoreham Place San Diego, CA 92122 Counsel for Plaintiff Luis Pacheco Defendants’ Counsel: Michael G. Bongiorno Jeremy T. Adler WILMER CUTLER PICKERING HALE AND DORR LLP 7 World Trade Center 250 Greenwich Street New York, NY 10007 Counsel for Defendants and Nominal Defendant Jordan D. Hershman MORGAN, LEWIS & BOCKIUS LLP One Federal Street Boston, MA 02110 Counsel for Defendants David R. Guyer and Samir C. Patel PLEASE DO NOT CONTACT THE COURT REGARDING THIS NOTICE. DATED: _____________, 2022 BY ORDER OF THE COURT UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK

EXHIBIT C

UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK LUIS PACHECO, Derivatively on Behalf of OPHTHOTECH CORPORATION, Plaintiff, v. DAVID R. GUYER, GLENN P. SBLENDORIO, DAVID E. REDLICK, THOMAS DYRBERG, AXEL BOLTE, MICHAEL J. ROSS, SAMIR C. PATEL, and NICHOLAS GALAKATOS, Defendants, -and- OPHTHOTECH CORPORATION, a Delaware corporation, Nominal Defendant. Case No. 1:18-cv-07999-VSB [PROPOSED] ORDER AND FINAL JUDGMENT APPROVING DERIVATIVE SETTLEMENT AND ORDER OF DISMISSAL WITH PREJUDICE

1 This matter came before the Court for hearing pursuant to the Order of this Court, dated _________, 2022 (“Order”), on Plaintiff’s motion for final approval of the settlement (“Settlement”) set forth in the Stipulation of Settlement, dated January 27, 2022 (the “Stipulation”). Due and adequate notice having been given of the Settlement as required in said Order, and the Court having considered all papers filed and proceedings had herein, and otherwise being fully informed in the premises and good cause appearing therefor, IT IS HEREBY ORDERED, ADJUDGED AND DECREED that: 1. This Order and Final Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation (in addition to those capitalized terms defined therein). 2. This Court has jurisdiction over the subject matter of this litigation, including all matters necessary to effectuate the Settlement, and over all parties, including, but not limited to, the Plaintiffs, IVERIC bio, Inc. f/k/a/ Ophthotech Corporation (“Ophthotech”), Current Company Stockholders, and the Defendants. 3. The Court finds that the notice provided to Ophthotech stockholders was the best notice practicable under the circumstances of these proceedings and of the matters set forth therein, including the Settlement set forth in the Stipulation, to all Persons entitled to such notice. The notice fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and due process. 4. The Federal Derivative Action, and all claims contained therein, as well as all of the Released Claims, are dismissed with prejudice. As among Plaintiffs, Defendants, and Ophthotech, the parties are to bear their own costs, except as otherwise provided herein and/or in the Stipulation.

2 5. The Court finds that the terms of the Stipulation and Settlement are fair, reasonable, and adequate as to each of the Settling Parties, and hereby finally approves the Stipulation and Settlement in all respects, and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so. 6. Upon the Effective Date, as defined in paragraph 6.1 of the Stipulation, the Plaintiffs (acting on their own behalf and derivatively on behalf of Ophthotech and its stockholders), all other stockholders of Ophthotech, and Ophthotech, for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, shall be deemed to have, and by operation of law and of this Judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, and discharged and dismissed with prejudice each and every one of the Released Claims against the Released Persons, and shall be forever barred and enjoined from commencing, instituting or prosecuting any of the Released Claims against any of the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation. 7. Upon the Effective Date, as defined in paragraph 6.1 of the Stipulation, each of the Released Persons, for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, shall be deemed to have, and by operation of law and of this Judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, and discharged each and all of the Plaintiffs and Plaintiffs’ Counsel and all Ophthotech stockholders (solely in their capacity as Ophthotech stockholders) from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Derivative Actions or the Released Claims. Nothing

3 herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation. 8. Upon the Effective Date, as defined in paragraph 6.1 of the Stipulation, each of the Settling Parties, for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, shall be deemed to have, and by operation of law and of this Judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, and discharged the members of the SLC and SLC Counsel from all claims (including Unknown Claims) arising out of, relating to, or in connection with the investigation, settlement, or resolution of the Derivative Actions or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation. 9. The Court hereby approves the agreed Fee and Expense Amount in accordance with the Stipulation and finds that such fee is fair and reasonable in light of the substantial benefit conferred upon Ophthotech by the Settlement. 10. The Court hereby approves the service awards for the Plaintiffs in accordance with the Stipulation and finds that such awards are fair and reasonable in light of the substantial benefit conferred upon Ophthotech by the Settlement. 11. Neither the Stipulation nor the Settlement, including the Exhibits attached thereto, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way as a concession, admission or evidence of the validity of any Released Claims, or of any fault, wrongdoing, or liability of the Released Persons or Ophthotech or (b) is or may be deemed to be or may be used as a presumption, admission, or evidence of, any liability, fault or omission of any of the Released Persons or Ophthotech in any civil, criminal, administrative or other

4 proceeding in any court, administrative agency, tribunal, or other forum. Neither the Stipulation nor the Settlement shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file or use the Stipulation or this Order and Final Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, standing, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim. 12. During the course of the Derivative Actions, the parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11, and all other similar laws relating to the institution, prosecution, defense of, or settlement of the Derivative Actions. 13. Without affecting the finality of this Order and Final Judgment in any way, this Court hereby retains continuing and exclusive jurisdiction over the instant Action and the parties to the Stipulation to enter any further orders as may be necessary to effectuate, implement, and enforce the Stipulation and the Settlement provided for therein and the provisions of this Order and Final Judgment. 14. This Order and Final Judgment is a final and appealable resolution as to all claims, and the Court directs immediate entry of this Order and Final Judgment forthwith by the Clerk in accordance with Rule 58 of the Federal Rules of Civil Procedure, dismissing the Federal Derivative Action with prejudice. 15. For the reasons stated in, and pursuant to the terms set forth in this Order and Final Judgment, Plaintiff’s motion for final approval of derivative settlement is granted; accordingly, this case is closed.

5 DATED: __________________ ____________________________________ HONORABLE VERNON S. BRODERICK UNITED STATES DISTRICT JUDGE 1551933